SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[x]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Capital One Financial Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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____________________________________________________________________________________
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NOTICE OF CAPITAL ONE FINANCIAL CORPORATION’S
2009 ANNUAL STOCKHOLDER MEETING

Important Notice Regarding the Availability of Proxy Materials for
The Stockholder Meeting To Be Held On April 23, 2009

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One”) will be held at Capital One’s headquarters, 1680 Capital One Drive, McLean, Virginia 22102, on April 23, 2009, at 10:00 a.m.

Items of Business

As a stockholder you will be asked to:

1.	Elect Richard D. Fairbank, E.R. Campbell, Bradford H. Warner and Stanley Westreich as directors of Capital One;

2.	Ratify the Audit and Risk Committee’s selection of Ernst & Young LLP as independent auditors of the Corporation for 2009;

3.	Approve Capital One’s Second Amended and Restated 2004 Stock Incentive Plan;

4.	Approve, on a non-binding advisory basis, Capital One’s named executive officer compensation; and

5.	Transact such other business as may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on February 23, 2009.

Proxy Voting

Your vote is important. You may vote your shares in person at the Annual Stockholder Meeting, via the Internet, by telephone or by mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote in person at the Annual Stockholder Meeting, via the Internet or by telephone, you do not need to mail in a proxy card.

Annual Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid picture identification and proof of stock ownership must be presented in order to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee (“street name”), you must bring a copy of a statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy. Cameras, recording devices and other electronic devices are not permitted.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.
Corporate Secretary
Capital One Financial Corporation
1680 Capital One Drive
McLean, VA 22102

March __, 2009

TABLE OF CONTENTS

SECTION I – PROXY STATEMENT	1
SECTION II – GOVERNANCE OF CAPITAL ONE	5
SECTION III – SECURITY OWNERSHIP	15
SECTION IV – DIRECTOR COMPENSATION	19
SECTION V – COMPENSATION DISCUSSION AND ANALYSIS	22
SECTION VI – NAMED EXECUTIVE OFFICERS COMPENSATION	36
SECTION VII – EQUITY COMPENSATION PLANS	54
SECTION VIII – COMPENSATION COMMITTEE REPORT	57
SECTION IX – AUDIT AND RISK COMMITTEE REPORT	58
SECTION X – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)	59
SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(ITEM 2 ON PROXY CARD)	60
SECTION XII – APPROVAL AND ADOPTION OF CAPITAL ONE’S SECOND AMENDED AND
RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 3 ON PROXY CARD)	61
SECTION XIII – ADVISORY APPROVAL OF CAPITAL ONE’S NAMED EXECUTIVE OFFICER
COMPENSATION (ITEM 4 ON PROXY CARD)	71
SECTION XIV – OTHER BUSINESS	72
APPENDIX A – SECOND AMENDED AND RESTATED CAPITAL ONE FINANCIAL
CORPORATION 2004 STOCK INCENTIVE PLAN	A-1

SECTION I – PROXY STATEMENT

Why did I receive a Notice Regarding the Availability of Proxy Materials?

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing printed copies of our proxy materials, we are furnishing the proxy materials to our stockholders via the Internet. This process will save the Company the cost of printing and mailing documents and will reduce the impact of annual meetings on the environment. Accordingly, on or about March __, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the materials unless you request one. The Notice provides instructions on how to access our proxy materials for Capital One’s 2009 Annual Stockholder Meeting (the “Annual Meeting”) via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board of Directors of Capital One Financial Corporation (“Capital One,” the “Company,” or “us”) is providing you these materials in connection with the 2009 Annual Meeting. All stockholders who held shares as of the close of business on February 23, 2009 (the “record date”) are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. If you choose not to attend the Annual Meeting, you may vote your shares via the Internet, by telephone or by mail.

How do I access the Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the 2009 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available your 12-digit Control number(s) contained on your Notice.

How do I request paper copies of the proxy materials?

Whether you hold Capital One stock through a broker, bank, trust or other nominee (in “street name”), or hold Capital One shares directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A. (“Computershare”) as a stockholder of record, you may request paper copies of the 2009 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the close of business on February 23, 2009, you may attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid picture identification and proof of Capital One stock ownership as of the record date. If you hold Capital One stock in street name, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Am I entitled to vote?

You are entitled to vote if our records indicate that you held shares of Capital One common stock as of the close of business on February 23, 2009. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting. If you hold your shares in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How Do I Vote?” On February 23, 2009, there were 392,008,982 shares of Capital One’s common stock issued and outstanding.

How do I vote?

By Internet

You may vote via the Internet up until 11:59 PM Eastern Daylight Time on April 22, 2009 by going to www.proxyvote.com and following the instructions on your screen. Have your Notice or proxy card available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the Notice or your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Daylight Time on April 22, 2009, and following prerecorded instructions. Have your Notice or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by telephone.

By Mail

If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or to Capital One Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by April 22, 2009.

In Person

If you hold Capital One shares directly in your name as a stockholder of record, you may vote in person at the Annual Meeting. Stockholders of record are entitled to one vote per share of common stock held for each matter submitted for vote at the meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person.

If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You will be able to instruct your broker, bank, trustee or other nominee, the record owner of your shares, using the methods described above. If you do not give instructions to the record owner, the record owner will have discretion to vote your shares to elect four directors (Proposal 1), to ratify the appointment of the Company’s independent public accounting firm (Proposal 2), and to provide advisory approval of the Company’s named executive officer compensation (Proposal 4). However, if you do not give instructions to the record owner, the record owner does not have discretion to vote your shares to approve the Company’s Second Amended and Restated 2004 Stock Incentive Plan (Proposal 3).

How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan, you may vote the number of shares equivalent to your interest, if any, in the Capital One Pooled Stock Fund as credited to your account on the record date. You will receive instructions on how to vote your shares via email from Broadridge. The Trustee of the Associate

Savings Plan will vote your shares in accordance with your duly executed instructions if they are received by April 20, 2009. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy?

Yes. You may revoke any proxy that you previously granted or change your vote by:

  giving written notice of revocation to: Corporate Secretary, Capital One Financial Corporation, 1680 Capital One Drive, McLean, VA 22102; or

  submitting another timely vote via the Internet, by telephone or by mailing a new proxy; or

  attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker, trust or other holder of record, to vote at the Annual Meeting you must obtain a legal proxy executed in your favor from the holder of record and bring it to the Annual Meeting.

If you submit your new vote via the Internet or by telephone, your new vote must be received by 11:59 PM Eastern Daylight Time on April 22, 2009. If you submit your new vote by mail, it must be received by April 22, 2009.

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Capital One’s shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.

Who will count the vote?

Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices located at 1680 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the stockholders list prior to the Annual Meeting.

How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings by contacting Broadridge toll free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

What are the Board of Directors’ recommendations?

Unless you give other instructions, the individuals named as proxy holders will vote in accordance with the recommendations of the Board of Directors (the “Board”) as follows:

For the election of Richard D. Fairbank, E.R. Campbell, Bradford H. Warner and Stanley Westreich as directors of Capital One (see page 59);

For the ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2009 (see page 60);

For the approval of Capital One’s Second Amended and Restated 2004 Stock Incentive Plan (see page 61); and

For the advisory approval of Capital One’s named executive officer compensation (see page 71);

The Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is presented at the Annual Meeting, the persons named on the accompanying proxy card will, in the absence of stockholder instructions to the contrary, vote such proxy at their discretion.

What vote is necessary to approve each item?

Item 1 requests your vote for the election of four candidates for director. Richard D. Fairbank, E.R. Campbell, Bradford H. Warner and Stanley Westreich will each be elected as a director of Capital One if a majority of the votes cast on his election are voted in favor of such election. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 1. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director election process see page 59.

Item 2, the ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2009, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 2.

Item 3, the approval of Capital One’s Second Amended and Restated 2004 Stock Incentive Plan, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal, provided that the total votes cast on the proposal must represent at least 50% of the shares entitled to vote on the proposal. Abstentions, therefore, have the same effect as a vote against the proposal.

Item 4, the advisory approval of Capital One’s named executive officer compensation, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 4.

Under New York Stock Exchange (the “NYSE”) rules, if you hold your shares through a broker, bank, trustee or other nominee and you do not submit voting instructions, such broker, bank, trustee or other nominee will have discretionary authority to vote your shares according to the recommendations of the Board of Directors with respect to Items 1, 2 and 4 presented at the Annual Meeting. If you do not submit voting instructions, your broker, bank, trustee or other nominee will not have discretion to vote your shares with respect to Item 3. This is called a “broker non-vote.” With respect to Item 3, broker non-votes are considered shares entitled to vote on the proposal, and thus have the same effect as a vote “against” Item 3.

SECTION II – GOVERNANCE OF CAPITAL ONE

Corporate Governance – General

Capital One is committed to strong corporate governance. Our governance practices not only comply with all governance laws, rules and regulations, including the Sarbanes-Oxley Act of 2002 and NYSE listing standards, but they also incorporate many emerging trends as key components of Capital One’s controls and governance program. The Board of Directors believes that these practices are important to the future success and growth of Capital One.

Corporate Governance Principles

We believe that sound corporate governance creates a foundation for the ethical and effective functioning of the Board, its Committees and Capital One as a whole. It is also critical to preserving the trust of our stakeholders, including investors, associates, customers, suppliers, governmental entities and the general public.

The Board of Directors has therefore adopted Corporate Governance Principles to formalize the Board’s governance practices and its view of effective governance. The Board of Directors monitors external governance developments and practices and reviews the Corporate Governance Principles periodically to ensure Capital One continues to implement effective governance practices. Capital One’s Corporate Governance Principles are available free of charge on the corporate governance page of Capital One’s Internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Meeting.

Code of Business Conduct and Ethics

Capital One is committed to maintaining a reputation for honesty, fair dealing and integrity. This can only be achieved if the Board of Directors and all associates conduct their business affairs with the utmost integrity and ethical commitment. The purpose of Capital One’s Code of Business Conduct and Ethics (“Code of Conduct”) is to guide ethical actions and working relationships by Capital One’s directors, officers and associates with investors, current and potential customers, fellow associates, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors has therefore adopted the Code of Conduct, which applies to all Capital One directors and associates (other than the associates of Chevy Chase Bank, F.S.B., which Capital One acquired on February 27, 2009), including Capital One’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. Chevy Chase Bank associates are subject to the Chevy Chase Code of Conduct.

Both Codes of Conduct, as amended from time to time, are available free of charge on the corporate governance page of Capital One’s Internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary. Capital One will disclose on its website any amendment to the Code of Conduct or any waiver under the Code of Conduct granted to any of its directors or executive officers.

Board Composition and Meetings

The Board of Directors oversees Capital One’s business and directs its management. The Board does not involve itself with the day-to-day operations and implementation of Capital One’s business. Instead, the Board meets periodically with management to review Capital One’s performance, risks and business strategy.

Directors also regularly consult with management outside of formal meetings to keep themselves informed about Capital One’s progress. The Board met eleven times during 2008, including meetings comprising only the independent directors. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and the committees on which the director served during the year. The independent directors meet in executive session (without the presence of management) on a regularly scheduled basis, at least three times each year.

Capital One expects all of its directors to attend the Annual Meeting. In 2008, all directors then serving attended the Annual Meeting.

Director Independence

The Board has assessed whether each of its non-employee members is “independent” under Capital One’s Director Independence Standards, as described below. These standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Principles reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Governance and Nominating Committee of the Board is responsible for assessing the independence and qualifications of the members of the Board and makes recommendations thereon to the full Board. The Board has determined that each of Mr. Campbell, Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck, Mr. Warner and Mr. Westreich are independent under these standards.

Capital One’s policy regarding director independence is set forth in the Corporate Governance Principles, which are available free of charge on the corporate governance page of Capital One’s Internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary.

Presiding Director

The Presiding Director, currently Ms. Hackett, presides at all executive sessions of the Board, has the authority to call meetings of the independent directors, leads the CEO performance assessment and facilitates succession planning. The Presiding Director has additional responsibilities that are more fully described in Capital One’s Corporate Governance Principles. Interested parties may make their concerns known to the Board or the non-management directors as a group by contacting the Presiding Director. Detailed information on how to contact the Presiding Director is contained in the section entitled “How to Contact the Board and the Presiding Director.”

Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the Charter of the Governance and Nominating Committee, Capital One’s Code of Business Conduct and Ethics and internal written procedures. The Charter of the Governance and Nominating Committee requires it to review on an annual basis any transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Governance and Nominating Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments that could indicate the presence of a related person transaction. In developing its assessment and recommendation regarding related person transactions to the Board of Directors, the Governance and Nominating Committee relies upon criteria set forth in the Code of Business Conduct and Ethics to evaluate activities or relationships that may create a conflict of interest, including potential related person transactions. In addition to specific prohibitions, these criteria include the extent to which the proposed relationship would be legal, authorized and permitted (or prohibited) by Capital One policies, as well as the potential perspective of third parties regarding such relationships.

Internal written procedures require that any potential conflict of interest, including related person transactions involving any of Capital One’s directors or executive officers, be reviewed by the General Counsel and, if the General Counsel believes that such relationship could create a conflict of interest or require disclosure as a related person transaction, by the Governance and Nominating Committee (in the case of an executive officer) or the disinterested members of the Board of Directors (in the case of a director). Capital One had no reportable related person transactions in 2008.

Committees of the Board

In order to assist it in fulfilling its functions, the Board of Directors conducts business through four Committees: the Audit and Risk Committee, the Compensation Committee, the Governance and Nominating Committee and the Finance and Trust Oversight Committee. Pursuant to Capital One’s Corporate Governance Principles and applicable law, the Audit and Risk, Compensation, Governance and Nominating, and Finance and Trust Oversight Committees are comprised solely of independent directors. The Chair of each Committee determines the frequency, length and agenda of meetings for his or her Committee in accordance with such Committee’s charter, in consultation with other members of the Committee and with appropriate members of management, and establishes an annual calendar of topics for consideration by the Committee. The Chair of each Committee may also seek comments on key issues from other directors who are not part of the Committee, and reports Committee activities to the full Board. In January 2009, each Committee and the Board of Directors approved the respective Committee’s amended and restated charter. Copies of the charter of each Committee are available free of charge on the Corporate Governance page of Capital One’s Internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary. Below is a description of each Committee:

Audit and Risk Committee

Description

The Audit and Risk Committee is generally responsible for overseeing Capital One’s accounting, financial reporting, internal controls and risk assessment and management processes.

Key Responsibilities

  Monitor the integrity of Capital One’s financial statements and internal controls;
  Monitor Capital One’s compliance with legal and regulatory requirements;
  Review the qualifications, independence and performance of Capital One’s independent auditor;
  Appoint, compensate, retain and oversee Capital One’s independent auditor;
  Assess the performance of Capital One’s internal auditor and Chief Credit Review Officer; and
  Monitor the processes by which management assesses and manages risk.

Financial Expert

Although other members of the Audit and Risk Committee may qualify as “audit committee financial experts” under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder, the Board has designated Mr. Dietz as the “audit committee financial expert.”

Service

No member of the Audit and Risk Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One, except for Mr. Gross. The Board of Directors has determined, in accordance with NYSE rules, that Mr. Gross’ simultaneous service does not impair his ability to effectively serve on Capital One’s Audit and Risk Committee.

2008 Meetings

During 2008, the Audit and Risk Committee met twelve times.

Governance and Nominating Committee

Description

The Governance and Nominating Committee assists the Board of Directors with respect to a variety of corporate governance matters and practices.

Key Responsibilities

  Advise the Board on its organization, membership and function;
  Identify and recommend director nominees and the structure and membership of each Committee of the Board;
  Advise and recommend action on corporate governance matters applicable to Capital One; and
  Oversee the Board’s and the Chief Executive Officer’s annual evaluation processes and ensure that the directors engage in periodic discussions to plan for the Chief Executive Officer’s succession.

The independent directors of the Board meet at least annually in executive session, both with and without the Chief Executive Officer, to conduct the Chief Executive Officer’s evaluation.

2008 Meetings

During 2008, the Governance and Nominating Committee met four times.

Compensation Committee

Description

The Compensation Committee assists the Board by reviewing and recommending officer titles and roles to the Board; overseeing and recommending benefit plans for Capital One associates to the Board; recommending compensation and benefit plans for the directors, the Chief Executive Officer and senior management to the Board’s independent directors; reviewing and approving the Committee’s report, and reviewing and recommending Capital One’s Compensation Discussion and Analysis disclosure for inclusion in this proxy statement; and carrying out such other responsibilities and activities as may be required by law or regulation.

Key Responsibilities

  Recommend director compensation to the Board of Directors;
  Recommend to the Board of Directors officers for election or re-election or the manner in which such officers will be chosen;
  Evaluate and recommend to the independent directors the Chief Executive Officer’s compensation in light of the independent directors’ assessment of his performance and anticipated contributions with respect to Capital One’s strategy and objectives;
  Recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the Chief Executive Officer, to the independent directors and the hiring or promotion of such executive officers to the Board;
  Oversee other compensation and benefit programs and recommend benefit plans to the Board for approval;
  Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other employee benefit plans;
  Recommend the inclusion of the Compensation Discussion and Analysis in the annual proxy statement or annual Form 10-K; and
  Perform all responsibilities and activities as required of the Committee under the U.S. Department of the Treasury’s programs or as otherwise required by law.

The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the Chief Executive Officer and other executive officers.

The Committee may also delegate authority for certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of Capital One’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Capital One.

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate special legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Committee has retained the services of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm (the “Consultant”). The Consultant reports to the Chair of the Committee and its engagement may be terminated by the Committee at any time.

The Committee determines the scope and nature of the Consultant’s assignments. In 2008, the Consultant:

  Provided independent competitive market data and advice related to Chief Executive Officer and director compensation, including the development of a group of comparator companies for purposes of competitive benchmarking;
  Reviewed management-developed market data and recommendations on the design of compensation programs for senior executives other than the Chief Executive Officer;
  Reviewed Capital One’s compensation levels, performance and the design of incentive programs; and
  Provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One.

The Consultant generally attends the Committee meetings and executive sessions upon the Chair of the Committee’s request, including meetings held jointly with the independent directors to review and approve the Chief Executive Officer’s and the directors’ compensation.

The Consultant may also be present for Committee meetings during which compensation for senior executives other than the Chief Executive Officer is discussed and provide an independent perspective regarding such compensation practices.

The services provided by the Consultant are limited in scope as described above and Capital One does not use the Consultant for any other services.

2008 Meetings

During 2008, the Compensation Committee met six times.

Finance and Trust Oversight Committee

Description

The Finance and Trust Oversight Committee assists the Board of Directors in overseeing Capital One’s management of liquidity, capital and financial risks, as well as the trust activities of Capital One, National Association, a subsidiary of Capital One.

Key Responsibilities

  Monitor Capital One’s significant capital and funding transactions;
  Monitor liquidity and financial risks, as well as Capital One’s fiduciary activities and exposures;

  Oversee Capital One’s debt funding and capital programs;
  Oversee management and monitor execution of Capital One’s wholesale and retail funding plans;
  Recommend the payment of dividends on Capital One’s common stock to the Board of Directors; and
  Exercise general oversight of the trust activities of Capital One’s subsidiary banks.

2008 Meetings

During 2008, the Finance and Trust Oversight Committee met six times.

Committee Membership

The table below provides a summary of the Board’s current Committee structure, membership and related information.

	Chair	Member	Audit Committee Financial Expert
	Audit and Risk Committee	Compensation Committee	Finance and Trust Oversight Committee	Governance and Nominating Committee

E.R. Campbell

W. Ronald Dietz

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Pierre E. Leroy

Mayo A. Shattuck, III

Bradford H. Warner

Stanley I. Westreich

Director Nomination Process

The Governance and Nominating Committee considers and makes recommendations to the Board concerning nominees to create or fill open positions within the Board. It is Capital One’s policy that stockholders may propose nominees for consideration by the Committee by submitting the names and other relevant information as required by Capital One’s Amended and Restated Bylaws to the Corporate Secretary, with a copy to the Chair of the Committee, at the address set forth on the Notice of Annual Stockholder Meeting.

Director candidates, other than current directors, may be interviewed by the Chair of the Governance and Nominating Committee, other directors, the Chief Executive Officer and/or other members of senior management. The Committee considers the criteria described below, as well as the results of interviews and any background checks the Committee deems appropriate, in making its recommendation to the Board. The Committee also considers current directors for re-nomination in light of the criteria described below and their past and potential contributions to the Board.

In 2008, Capital One contracted with RSR Partners, a third-party director search firm, to identify, evaluate and verify references for potential director candidates. In addition, Acxiom Corporation provided various background verification services for director candidates, including services related to federal and state criminal background checks, employment verification and credit reporting.

Consideration of Director Nominees

All director candidates, including those recommended by stockholders, are evaluated on the same basis. These criteria are as follows:

  Candidates will represent diversity of experience and possess a strong educational background, substantial tenure and breadth of experience in leadership capacities, and business and financial acumen;
  Candidates may also be selected for their background relevant to the Company’s business strategy, their understanding of the intricacies of a public company, their international business background and for their experience in risk management; and
  Other relevant criteria may include a reputation for high personal and professional ethics, integrity and honesty, good character and judgment, the ability to be an independent thinker, diversity of background and perspective and an inquisitive and objective viewpoint.

The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of Capital One’s business.

How to Contact the Board and the Presiding Director

Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Presiding Director, care of the Corporate Secretary, at the address below:

Presiding Director
Board of Directors
c/o Corporate Secretary’s Office
Capital One Financial Corporation
1680 Capital One Drive
McLean, Virginia 22102

Communications may also be sent to individual directors at the same address.

The Corporate Secretary reviews all communications sent to the Board, Committees or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the non-management directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit and Risk Committee and Capital One’s Chief Internal Auditor. Other communications are referred to the Presiding Director, the Chair of the appropriate Committee and/or the specified director, as applicable.

Information about our Directors and Executive Officers

Capital One’s current executive officers and directors, who are nominated for election or who are continuing to serve their terms after the Annual Meeting, are listed below with a brief description of their business experience for the past five years.

Directors

Richard D. Fairbank, 58
Chairman, Chief Executive Officer and President

Mr. Fairbank has been Chairman of the Board of Directors of Capital One since February 28, 1995. He has been Chief Executive Officer and a director since July 26, 1994 and has additionally served as President since April 24, 2003. Mr. Fairbank is also Chairman of the Board of Directors of Capital One Bank (USA), National Association, Capital One, National Association and Chevy Chase Bank, F.S.B.

Edward R. “Bo” Campbell, 68
Director

Mr. Campbell is active in various oil and gas, and land and timber investment partnerships. He has been a director of Capital One since November 16, 2005, and served as a director of Hibernia Corporation from 1994 until its acquisition by Capital One on that date. Mr. Campbell is also a director of Capital One, National Association and Chevy Chase Bank, F.S.B.

W. Ronald Dietz, 66
Director

Mr. Dietz is President, Chief Executive Officer and a director of W.M. Putnam Company, a nationwide provider of outsourced facilities management services to companies with networks of offices or retail stores. Mr. Dietz joined W.M. Putnam Company in January 2002. He has been a director of Capital One since February 28, 1995. Mr. Dietz is also a director of Capital One Bank (USA), National Association, Capital One, National Association and Chevy Chase Bank, F.S.B.

Patrick W. Gross, 64
Director

Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm. Mr. Gross was a founder of, and served as a principal executive officer from 1970 to 2003 of American Management Systems, Inc. (“AMS”), an information technology, consulting, software development and systems integration firm. He has been a director of Capital One since February 28, 1995. He is also a director of Capital One, National Association and Chevy Chase Bank, F.S.B. Mr. Gross is also currently a director of Waste Management, Inc., Career Education Corporation, Liquidity Services, Inc. and Taleo Corporation.

Ann Fritz Hackett, 55
Director

Ms. Hackett has been President of Horizon Consulting Group, LLC, since 1996. Horizon Consulting Group provides strategic, organizational and human resources advice to clients. Ms. Hackett has been a director of Capital One since October 27, 2004, and is a director of Capital One Bank (USA), National Association. Ms. Hackett also is a director of Fortune Brands, Inc.

Lewis Hay, III, 53
Director

Mr. Hay has been Chairman and Chief Executive Officer of FPL Group, Inc., an organization focused on energy related products and services, since January 2002. He joined FPL Group, Inc. in 1999 as Vice President, Finance and Chief Financial Officer and became President of FPL Energy, LLC in March 2000. He became a director, president and chief executive officer of FPL Group in June 2001. He has been a director of Capital One since October 31, 2003. He is also a director of Capital One Bank (USA), National Association. Mr. Hay is also a director of Harris Corporation.

Pierre E. Leroy, 60
Director

Mr. Leroy served in a variety of positions at Deere & Company from 1976 to 2005, including as president of both the Worldwide Construction & Forestry Division and the Worldwide Parts Division, and as an officer of the company. Mr. Leroy has been a director of Capital One since September 1, 2005. Mr. Leroy also is a director of Capital One, National Association. Mr. Leroy is also a director of Fortune Brands, ACCO Brands, and RSC Holdings, Inc.

Mayo A. Shattuck, III, 54
Director

Mr. Shattuck has been President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, since November 2001 and was elected Chairman of the Board in July 2002. Previously, Mr. Shattuck was Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown, LLC and Deutsche Banc Securities, Inc. He has been a director of Capital One since October 31, 2003. Mr. Shattuck is also a director of Gap, Inc.

Bradford H. Warner, 57
Director

Mr. Warner served in a variety of positions at BankBoston and its successors from 1975 to 2004, including as Head of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of the Investment Services and Consumer Business Groups for Bank of America Corporation. He became a director of Capital One in April 2008 and also serves as a director of Capital One, National Association and Chevy Chase Bank, F.S.B.

Stanley Westreich, 71
Director

Mr. Westreich was President of Westfield Realty, Inc., a real estate development and construction company, from 1965 to 2005. He has been a director of Capital One since July 26, 1994. Mr. Westreich is also a director of Capital One Bank (USA), National Association.

Executive Officers

Robert M. Alexander, 44
Chief Information Officer

Mr. Alexander joined Capital One in April 1998 and became Chief Information Officer in May 2007. Mr. Alexander is responsible for overseeing all technology activities for Capital One. Prior to his current role, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. Consumer Credit Card and Installment Loan businesses.

Jory A. Berson, 38
President, Financial Services

Mr. Berson joined Capital One in 1992 and became President, Financial Services in December 2007. Prior to his current role, Mr. Berson served as President, U.S. Card and in a variety of other roles in Capital One’s credit card business.

John G. Finneran, Jr., 59
General Counsel and Corporate Secretary

Mr. Finneran joined Capital One in September 1994. He is General Counsel and Corporate Secretary, and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, brand, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.

Gary L. Perlin, 57
Chief Financial Officer, Principal Accounting Officer

Mr. Perlin joined Capital One in July 2003. He is the Chief Financial Officer of Capital One and is responsible for Capital One’s corporate finance, corporate accounting and reporting, planning and financial risk management, treasury and investor relations functions. Mr. Perlin also serves as a director of Capital One, National Association, Capital One Bank (USA), National Association, and Chevy Chase Bank, F.S.B.

Lynn A. Pike, 52
President, Banking

Ms. Pike joined Capital One in April 2007 as Chief Operating Officer for the Banking Segment and became President, Banking in August 2007. Ms. Pike has over 30 years of banking and community development expertise. She joined Capital One from Bank of America Corporation, where she served from April 2004 to April 2007 as president of Business Banking and as president of Bank of America California. Ms. Pike also serves as a director of Capital One, National Association and Chevy Chase Bank, F.S.B.

Peter A. Schnall, 45
Chief Risk Officer

Mr. Schnall joined Capital One in August 1996. He is Chief Risk Officer and is responsible for overseeing Capital One’s credit, compliance, operational and enterprise risk management functions. Mr. Schnall has served as Chief Risk Officer since June 2006. From October 2002 until 2006, he served as Chief Credit Officer.

Ryan M. Schneider, 39
President, Card

Mr. Schneider joined Capital One in December 2001 and became President, Card in December 2007. Mr. Schneider is responsible for all of Capital One’s consumer credit card lines of business, including those in the United States, the United Kingdom and Canada. Prior to his current role, Mr. Schneider held a variety of positions including President, Auto Finance and Executive Vice President, US Card Upmarket. Mr. Schneider also serves as a director of Capital One Bank (USA), National Association.

Matthew W. Schuyler, 43
Chief Human Resources Officer

Mr. Schuyler joined Capital One in April 2002 and has been Chief Human Resources Officer since April 2003. Mr. Schuyler is responsible for Capital One’s people strategy, recruitment efforts, development programs, human capital initiatives and real estate portfolio.

SECTION III – SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

Based on Schedule 13G filings submitted to the SEC, Capital One was aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dodge & Cox (2) 555 California Street, 40th Floor San Francisco, CA 94104	46,908,859	12.0%
Capital Research Global Investors (3) 333 South Hope Street Los Angeles, CA 90071	22,103,480	5.6%
FMR, LLC (4) 82 Devonshire Street Boston, MA 02109	20,805,404	5.31%

(1)	Beneficial ownership is determined under SEC Rule 13d-3(d)(1). The information contained in this table is based on Schedule 13G reports filed with the SEC and the ownership interests indicated are current only as of the dates of filing with the SEC, as indicated below.

(2)	On a Schedule 13G (Amendment No. 5) filed on February 11, 2009, Dodge & Cox reported beneficial ownership as of December 31, 2008 of 46,908,859 shares of Capital One’s common stock, which positions in the aggregate represented 12.0% of Capital One’s outstanding common stock as of December 31, 2008. The securities reported on this Schedule 13G are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox certified in its Schedule 13G (Amendment No. 5) that the securities referred to above were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3)	On a Schedule 13G filed on February 13, 2009, Capital Research Global Investors reported beneficial ownership as of December 31, 2008, of 22,103,480 shares of Capital One’s common stock, which positions in the aggregate represented 5.6% of Capital One’s outstanding common stock as of December 31, 2008. One or more clients of Capital Research Global Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of Capital One Financial Corporation. Capital Research Global Investors certified in its Schedule 13G that the shares of common stock were acquired and held in the ordinary course of business and were not acquired nor held for the purpose of or with the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4)	On a Schedule 13G filed on February 17, 2009, FMR, LLC, a parent holding company, reported beneficial ownership of 20,805,404 shares of Capital One’s common stock, which positions in the aggregate represented 5.31% of Capital One’s outstanding common stock as of December 31, 2008. FMR, LLC reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of Capital One Financial Corporation, and that no one person’s interest in the common stock of Capital One’s common stock is more than five percent of the total outstanding common stock. FMR, LLC certified in its Schedule 13G that the shares of common stock were acquired and held in the ordinary course of business and were not acquired nor held for the purpose of or with the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock, as of January 31, 2009, by our directors and the Named Executive Officers (the “NEOs”) (as defined herein).

	Number of Shares or Units
Name	Common Stock	Unvested Restricted Stock	Stock issuable upon exercise of Options within 60 days	Total Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Richard D. Fairbank	2,191,727	0	4,940,481	7,239,710 (3)	1.85%
Gary L. Perlin	12,171	258,994	381,342	652,507	*
John G. Finneran, Jr.	52,314	173,056	362,124	587,494	*
Peter A. Schnall	39,940	170,026	450,558	660,524	*
Lynn A. Pike	2,765	185,464	65,173	253,402	*
E. R. Campbell	38,269	0	1,010	410,115 (4)	*
W. Ronald Dietz	5,118	0	116,000	121,118 (5)	*
Patrick W. Gross	7,539	0	133,498	141,037 (6)	*
Ann Fritz Hackett	15,650	0	1,840	17,490 (7)	*
Lewis Hay, III	1,110	0	18,186	20,914 (8)	*
Pierre E. Leroy	4,900	0	10,498	15,398 (9)	*
Mayo A. Shattuck, III	1,589	0	18,215	19,804 (10)	*
Bradford H. Warner	5,000	0	0	8,140 (11)	*
Stanley Westreich	134,929	0	126,674	717,603 (12)	*
All directors and executive	2,603,947	1,336,530	7,303,139	12,182,713 (13)	3.11%
officers as a group (18
persons)

*	Less than 1% of the outstanding shares of common stock.

(1)	To Capital One’s knowledge, all executive officers and directors beneficially own the shares shown next to their names either in their sole names or jointly with their spouses, unless indicated otherwise. The column “Total Amount and Nature of Beneficial Ownership” includes: (i) shares of common stock; (ii) shares of common stock subject to options (stock options) and shares of restricted stock and restricted stock units granted under Capital One’s 1994 Stock Incentive Plan (the “1994 Stock Incentive Plan”), Capital One’s 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”), Capital One’s 1995 Non- Employee Directors Stock Incentive Plan (the “1995 Directors Plan”), Capital One’s 1999 Non-Employee Directors Stock Incentive Plan (the “1999 Directors Plan”) and Capital One’s 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), each as amended or restated from time to time, that are or will become exercisable or that are or will be vested within 60 days of January 31, 2009; and (iii) shares of common stock held by the executive officer under Capital One’s 1994 Associate Stock Purchase Plan or 2002 Associate Stock Purchase Plan (the “Stock Purchase Plans”), each as amended or restated from time to time. Shares of restricted stock have voting rights but are not transferable until the end of the period of restriction.

(2)	All percentage calculations are based on the number of shares of common stock issued and outstanding on January 31, 2009, which was 391,827,184.

(3)	Includes 107,502 shares owned by Fairbank Morris, Inc. Mr. Fairbank shares voting and investment power for these shares. Does not include 241,680 restricted stock units for which Mr. Fairbank disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying these restricted stock units is deferred until Mr. Fairbank’s employment with the Company ends.

(4)	Includes 181,486 shares owned by Campbell Capital, LLC, 181,486 shares owned by Campbell Capital II, LLC and 7,864 shares owned by the E.R. Campbell Family Foundation for which Mr. Campbell holds voting and investment power. Does not include 500,000 shares held in two Grantor Retained Annuity Trusts, of which Mr. Campbell is not a trustee, and 8,792 restricted stock units for which Mr. Campbell disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(5)	Does not include 10,372 restricted stock units for which Mr. Dietz disclaims beneficial ownership of the underlying shares until their delivery date and 910 shares held in trust for Mr. Dietz’s child for which Mr. Dietz also disclaims beneficial ownership. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(6)	Does not include 10,372 restricted stock units for which Mr. Gross disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(7)	Does not include 10,372 restricted stock units for which Ms. Hackett disclaims beneficial ownership of the underlying shares until their delivery date, and 5,000 shares held by Ms. Hackett’s spouse. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(8)	Includes 1,618 shares held by the Hay Family Limited Partnership, for which Mr. Hay holds voting and investment power. Does not include 10,372 restricted stock units for which Mr. Hay disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(9)	Does not include 9,372 restricted stock units for which Mr. Leroy disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(10)	Does not include 10,372 restricted stock units for which Mr. Shattuck disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(11)	Includes 3,000 shares held in two Grantor Retained Annuity Trusts, of which Mr. Warner is the trustee, and 140 shares held by Mr. Warner’s spouse. Does not include 3,596 restricted stock units for which Mr. Warner disclaims beneficial ownership of the underlying shares until their delivery date. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(12)	Includes 156,000 shares held in trust for which Mr. Westreich is the trustee and ultimate beneficiary and 300,000 shares held in a Grantor Retained Annuity Trust, of which Mr. Westreich is the trustee. Does not include 10,372 restricted stock units for which Mr. Westreich disclaims beneficial ownership of the underlying shares until their delivery date and 67,590 shares held by Mr. Westreich’s spouse and for which Mr. Westreich disclaims beneficial ownership. Delivery of any shares of common stock underlying a director’s restricted stock units is deferred until the director’s service with the Board ends.

(13)	Includes 677,540 shares issuable upon the exercise of options and 548,990 shares of common stock subject to trading restrictions for all other executive officers as a group. Does not include the shares set forth in footnotes (3) through (12) above for which the NEOs and Directors disclaim beneficial ownership or a total of 573,500 shares held by or in trust for various family members and 102 shares of other executive officers, and for which such executive officers disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2008 each of the reporting persons complied with these filing requirements except for Mr. Ryan Schneider, who filed a late report as a result of an administrative error by the Company.

SECTION IV – DIRECTOR COMPENSATION

Director Compensation Objectives

Compensation for non-employee directors (each a “director”) is approved by the Board of Directors, based on recommendations made by the Compensation Committee. Capital One’s director compensation program is designed to achieve four primary objectives:

  Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success;
  Fairly compensate directors for the work required in a company of Capital One’s size and scope;
  Recognize the individual roles and responsibilities of the directors; and
  Align directors’ interests with the long-term interests of Capital One stockholders.

Employee directors do not receive compensation for their service on the Board. In 2008, Mr. Fairbank was Capital One’s only employee director.

Director Compensation Procedures

The Compensation Committee reviews the compensation program for Capital One’s directors on an annual basis. The Committee’s Consultant provides competitive compensation data and program recommendations to the Committee for review. (Please see Section II for details on the role and responsibilities of the Consultant.) The competitive compensation data includes the compensation (cash, equity and other benefits) of non-employee directors within our comparator group. (Please see Section V for details on the development of the comparator group.) The Committee considers this information, as well as the Consultant’s recommendations, and finalizes a proposed compensation structure. The proposed structure is then reviewed and approved by the full Board of Directors, typically in April of each year.

Based on their review of competitive market data and guidance from the consultant in the second quarter of 2008, the Committee determined that the existing director compensation program (approved in April 2005) continues to meet Capital One’s objectives and provides an appropriate level of compensation.

Director Compensation Structure

Each director serving on the Board on April 24, 2008, received an annual cash retainer of $70,000. In addition, cash retainers were provided for service on a committee (see details and amounts below). Each director also received an annual award of $170,000 in restricted stock units (“RSUs”) of Capital One common stock, granted on April 24, 2008.

Each director was offered the opportunity to elect to forego his or her cash compensation from April 2008 through April 2009 in exchange for a one-time grant of non-qualified stock options with an equivalent Black-Scholes value, granted on April 24, 2008. Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck and Mr. Westreich each elected to forego their cash compensation in favor of such stock options.

Other Benefits

In 2008, directors did not receive any additional compensation beyond what is disclosed below other than reimbursement of expenses in connection with the attendance of a spouse or guest at the Board’s annual strategic meeting. Capital One also offered directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to a charitable organization of their choice. All directors elected to make charitable contributions in 2008.

Under the 1994 Capital One Outside Directors Deferred Compensation Plan, directors who are not employees of Capital One may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan have the option to direct their individual deferrals among thirteen different investment offerings made available by the plan. Directors that elected a deferral will begin to receive their deferred income benefits in cash when they cease to serve as directors, or earlier if authorized by the Compensation Committee. Upon a change in control of Capital One, Capital One will pay to each director within thirty days of the change in control, a lump sum cash payment equal to such director’s account balance as of the date of the change in control. In 2008, no directors elected to defer any compensation.

Stock Ownership Requirements

Directors are expected to retain all shares of restricted stock and all shares underlying restricted stock units granted to them by Capital One until their service with the Board ends. The Board evaluates whether exceptions should be made for any case where this requirement would impose a financial hardship on a director. All directors are in compliance with this requirement.

Compensation of Directors

Directors of Capital One received the following compensation for 2008:

Name	Fees Earned or	Stock Awards (2)	Option Awards	All Other	Total
	Paid in Cash (1)		(3)	Compensation
E.R. Campbell	$90,000	$171,294	—	—	$261,294
W. Ronald Dietz	—	$171,294	$82,528	—	$253,822
Richard D. Fairbank (*)	—	—	—	—	—
Patrick Gross	—	$171,294	$120,889	—	$292,183
Ann Fritz Hackett	—	$171,294	$89,402	—	$260,696
Lewis Hay III	—	$171,294	$105,777	—	$277,071
Pierre Leroy	—	$171,294	$120,889	—	$292,183
Mayo Shattuck III	—	$171,294	$100,740	—	$272,034
Bradford H. Warner	$110,000	$116,929	—	—	$226,929
Stanley Westreich	—	$171,294	$90,674	—	$261,968

(*)	In 2008, Mr. Fairbank was Capital One’s only employee director.

(1)	Each non-employee director is eligible to receive an annual cash retainer of $70,000. Compensation for committee service includes retainers for service as chairperson and/or as a member of the committees as described under the heading “Committee Membership” in the “Governance of Capital One” section of this proxy statement. In 2008, retainers were paid as follows:
  Chair of the Audit and Risk Committee: $40,000
  Chair of the Compensation Committee or Chair of the Governance and Nominating Committee: $20,000
  Chair of the Finance and Trust Oversight Committee: $15,000
  Member of the Audit and Risk Committee (other than the chair): $30,000
  Member of the Compensation Committee, Governance and Nominating Committee, or Finance and Trust Oversight Committee (other than the chair): $10,000

(2)	Directors serving on the Board on April 24, 2008 received a grant of 3,596 RSUs of Capital One common stock with a grant date fair value of $170,037 under the 1999 Directors Plan. The RSUs were valued at $47.285, which was the common stock’s fair market value on the date of grant, and vest one year from the date of grant. Delivery of the underlying shares is deferred until a director’s service with the Board ends. This column includes the current year’s expense for those grants as well as for any other grants that were outstanding and unvested during 2008.

(3)

Each director is given the opportunity to elect to forego his or her cash compensation each year in exchange for a grant of nonqualified stock options under the 1999 Directors Plan with an equivalent Black-Scholes value. In 2008, Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck and Mr. Westreich elected to forego their cash compensation in favor of stock options as set forth in the table below. These options have an exercise price of $47.285. In 2008, shares in the 1999 Directors Plan were exhausted; consequently, 1,000 shares from the 2004 Stock Incentive Plan were used to satisfy the balance of shares needed for grants of nonqualified stock options.

Stock-based compensation expense was recorded throughout 2008 in accordance with SFAS 123(R) for all stock option grants outstanding and unvested during 2008. The SFAS 123(R) Black-Scholes value for each option award granted on April 24, 2008, was determined using the following assumptions:

Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Term
29%	3.53%	3.03%	7 Years

The compensation amounts reflected in the table above do not include a reduction for risk of forfeiture.

The options vest one year from the grant date or upon a change in control of Capital One or if the director’s termination of service (other than removal for cause, as defined in their respective award agreements) occurs prior to the one-year anniversary of the grant date. The options expire ten years from the date of grant. Upon termination from Board service (other than by removal for cause), a director will have five years or the remainder of the full option term, whichever is shorter, to exercise the vested stock options.

The Company recognizes an expense for stock options evenly over the vesting period in accordance with SFAS 123(R). The amounts shown in this column correspond to amounts expensed by the Company in 2008 with respect to options granted to directors in 2008 and prior years.

Stock options awarded in 2008 to each director were as follows:

Director	Grant Date	Number of Stock Options Outstanding	Grant Date Fair Value
W. Ronald Dietz	4/24/2008	10,205	$120,009
Patrick Gross	4/24/2008	10,205	$120,009
Ann Fritz Hackett	4/24/2008	11,055	$130,004
Lewis Hay III	4/24/2008	8,929	$105,003
Pierre Leroy	4/24/2008	10,205	$120,009
Mayo Shattuck III	4/24/2008	8,504	$100,005
Stanley Westreich	4/24/2008	7,654	$90,009

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Capital One’s executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and ensure the long-term success of the Company. The Compensation Committee of the Board of Directors (the “Committee”) is responsible for, among other matters, developing, monitoring and managing the compensation of all of our executive officers, including our Named Executive Officers (the “NEO”s). Final decisions regarding the compensation of our CEO and the other NEOs are made by all of our independent directors.

In 2008, Capital One, like other banks, faced the most turbulent economic environment in decades. What began in mid-2007 as a subprime mortgage crisis in the U.S. evolved into a global credit markets crisis by mid-2008 that threatened the liquidity and survivability of many major financial institutions. The U.S. government intervened generally with significant financial assistance to stabilize the markets and the financial system. By the end of 2008, it was clear that the U.S. was in the throes of a major recession with the national unemployment rate at 7.2% and rising.

In this economic environment, the performance of all financial institutions was challenged and Capital One was no exception. For the full year of 2008, Capital One had a net loss of $46.0 million or $0.21 per common share (diluted). However, excluding the non-cash impairment of goodwill in connection with our revised outlook on our Auto Finance business, net income from continuing operations was $895.4 million, or $2.28 per common share (diluted). On a comparative basis, Capital One’s performance in 2008 was better than most in the industry. Our total shareholder return for the full year was in the 82nd percentile among the companies included in the S&P financial index (excluding those companies categorized as insurance or real estate companies, as they do not represent companies with which we compete for business).

The actions taken by our executives beginning in 2007 and throughout 2008 have positioned the company well to weather the challenging economic environment and succeed when market conditions improve. These actions included:

  Being among the first to recognize the depths of the problems in the mortgage market and, in August 2007, exiting the broker-originated, Alt-A mortgage business that was acquired as part of the transaction with North Fork Bank in December 2006;
  Completing the transformation of the company from a monoline consumer lending company dependent on the capital markets for its funding to a stable, diversified commercial and consumer bank with a strong deposit franchise;
  Maintaining disciplined capital management and adding capital with a $750 million common equity offering in September 2008 and issuing preferred stock to the U.S. Treasury under its Capital Purchase Program in November 2008 (the “CPP”);
  Guiding the Company through the disruption of the capital markets and increasing the Company’s liquidity throughout the year with strong deposit growth at attractive margins;
  Continuing to maintain a highly liquid, and high quality, investment portfolio that avoided the large market volatility experienced by many financial institutions in their portfolios;
  Aggressively mitigating losses in our consumer lending business by reducing origination in many business segments (like our Auto Finance business) and focusing new originations on only the most resilient businesses;
  Completing the integration of our Banking businesses (including systems and brand conversion);
  Seizing the opportunity to add to our local banking franchise by agreeing to acquire Chevy Chase Bank, F.S.B., a market-leading institution in the attractive banking market of Washington, D.C.; and
  Delivering on a company-wide cost-management initiative.

The NEOs’ rewards, as described below, are strongly linked to their achievements in these areas, as well as to their individual performance and their demonstration of competencies that are aligned with our values. Furthermore, the CEO’s compensation plan continues to reflect the Company’s long-standing philosophy that he receive only equity awards, in lieu of cash compensation, to ensure the continued strong alignment between his awards and the value he delivers to stockholders.

Objectives of our Executive Compensation Programs

Capital One’s executive compensation program has three primary objectives:

Strongly link rewards with both business and individual performance

Capital One emphasizes pay-for-performance at all organizational levels. As an executive’s level of responsibility increases, so does the proportion of an executive’s pay that is subject to performance criteria. Therefore, our CEO and other NEOs have the highest relative portion of their pay directly linked to performance. Awards are tied to the achievement of Company and individual performance objectives, as well as to the demonstration of specific leadership competencies that are assessed through a comprehensive performance management process.

Ensure that total compensation rewards performance over short-, medium- and long-term time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short- and medium-term while making decisions that create sustained value for our stockholders over the long-term. Our CEO’s compensation is all-equity, all at-risk and all performance-based. For NEOs other than the CEO, approximately 30% of their total compensation is linked to achievement of annual performance goals, while an additional 55% is provided through incentives with multi-year vesting terms over the medium- and long-term. Long-term incentives are delivered through equity-based awards which ensure that the ultimate value realized by executives is directly linked to the performance of our stock over time. The remaining 15% of NEO compensation (other than that of the CEO) is provided through base salary. In addition, we require our NEOs to maintain a significant stake in the success of our Company and have established specific stock holding requirements that must be met by all of our NEOs on an annual basis.

Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with respect to our marketplace for talent. Therefore, we establish target compensation opportunities that are generally at or above the median for comparable roles in the marketplace.

Criteria and Process for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to our NEOs. The Committee relies on a range of objective data including Company performance data, peer group performance data, historical pay information, data on specific market practices and trends, and other relevant points of information to inform their business judgment.

Use of Outside Consultants for CEO Compensation

The Committee uses an outside consultant from Frederic W. Cook & Co. to assist in the design of the CEO compensation plan. This consultant assists the Committee in a number of ways, including proposing and evaluating a comparator group, gathering relevant compensation data from the comparator organizations, discussing relevant market trends and context, and developing recommendations on possible plan designs. See Section ___ for additional information about Frederic W. Cook & Co.

Use of Outside Consultants for Other NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources Department assist the CEO in developing compensation recommendations for the other NEOs. The Human Resources department uses external consultants as sources of market compensation data. These consultants also provide information on market practices and trends, research reports, and subject matter expertise on specific concepts and technical issues related to executive compensation. After considering all of the information provided by the Human Resources department and the Chief Human Resources Officer, the CEO makes his recommendations to the Committee. While neither the CEO nor the Human Resources department has a contractual arrangement with any compensation consultant to determine or recommend compensation programs for our NEOs, the Committee’s outside consultant from Frederic W. Cook & Co. is present during Committee meetings during which NEO compensation is discussed and provides an outsider’s perspective regarding NEO compensation practices.

Market Data and Tally Sheets

The Committee reviews pertinent data from a group of comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

The Committee’s outside consultant plays a lead role in evaluating and adjusting the comparator group on an annual basis. Frederic W. Cook & Co. presents a comprehensive report to the Committee that highlights size, scope and performance information from the comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus comparator companies across the following metrics:

  Revenue;
  Assets;
  Market capitalization;
  Net income;
  Diluted earnings per share growth;
  Return on average assets;
  Return on average equity;
  Asset growth; and
  Total stockholder return.

After reviewing this information, the Committee recommends a final comparator group to the independent directors for approval. The comparator group is adjusted each year, as necessary, to ensure the size, scope, performance, and business focus of the comparator companies reflect Capital One’s competitive environment. The comparator group consisted of the following 17 companies at the time the peer group was approved in July 2008:

American Express	J.P. Morgan Chase	SunTrust Bank
Bank of America Corporation	KeyCorp	U.S. Bancorp
BB&T Corporation	National City Corporation	Wachovia Corporation
Citigroup	PNC Financial Services	Washington Mutual
Fifth Third Bancorp	Regions Financial	Wells Fargo & Company
Freddie Mac	SLM Corporation

In addition to considering market data from our comparator group (including taking into account that certain peer companies no longer exist as a result of merger or government intervention), the Committee also considers information contained on total compensation tally sheets for each NEO. The tally sheets summarize multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets are just one point of information used by the Committee in the process of determining NEO compensation. They help to ensure that the Committee understands the historical context that is relevant to current compensation decisions, such as an NEO’s accumulated equity value. The tally sheets also help to ensure that the Committee understands the potential downstream consequences of their decisions, such as the potential value to be received by an NEO upon separation due to a change in control, due to normal retirement, or other termination scenarios.

Chief Executive Officer Compensation

Goals and Principles

The Committee’s top priority is to align the interests of our CEO with the interests of our stockholders. The Committee believes that the CEO should have a high relative proportion of pay at risk. Each year the Committee makes recommendations to the independent directors regarding the form, timing and amount of CEO compensation. The Committee takes into account both the CEO’s historical performance and how to most effectively align our CEO’s interests with the interests of our stockholders over the short-, medium- and long-term. Final decisions regarding CEO compensation are made by all independent directors.

CEO Compensation—All Equity-Based

From 1997 through 2008, the compensation structure for the CEO consisted entirely of equity awards (typically stock options) in lieu of any salary, bonus, retirement plan contributions or other traditional forms of compensation. Compensating the CEO in stock options, in lieu of cash compensation, provides a strong alignment between the CEO’s financial rewards and the value he delivers to stockholders. The CEO realizes value from the stock options awarded only if and to the extent the Company’s stock price increases after the grant date and the market value exceeds the exercise price at the time the options are exercised. Any stock options issued to the CEO are not exercisable for at least three years after the date of grant.

Due to the unique nature of an all-options compensation package, the CEO received his 2008 compensation award in December 2007, and the Company recognized the associated compensation expense in 2007. In 2008, Mr. Fairbank did not receive any salary, cash bonus, equity or other compensation award, and, as a result, the Company had minimal accounting expense in 2008 associated with his compensation for the 2008 calendar year.

Compensation Decisions

For 2009, the Committee adopted a new compensation framework for the CEO in light of a number of factors, including the significant transformation of the Company from a single line of business to a diversified consumer and commercial bank; the extremely challenging and turbulent economic environment; and heightened stockholder and public interest in executive pay. In determining this new framework, as well as the value to be awarded under each pay component, the Committee considered the following:

  The Committee’s ongoing philosophy that the CEO’s pay should be all equity and at-risk based on the Company’s performance;
  The specific challenges and opportunities facing Capital One in the current environment;
  The desire to align CEO compensation with the Company’s performance over short-, medium- and long-term horizons;
  The economic environment and the Company’s overall performance in 2008 relative to our objectives;
  The Company’s performance in 2008 relative to our comparator companies’ performance in 2008;
  Mr. Fairbank’s individual performance throughout 2008, which was central to the strategic accomplishments discussed under the Introduction on page 22;
  The Company’s participation in the CPP;

  The evolving external environment with respect to executive pay;
  The design of CEO pay packages among the comparator companies, as well as the total compensation levels of all of the peer CEOs using the median and the 75th percentile as reference points; and
  The structure and amount of Mr. Fairbank’s compensation awards in prior years, as well as his historical compensation value realized, existing stock holdings and remaining unexercised options.

After taking into account all of the above factors, the Committee and the independent directors approved a plan consisting of three components:

  a performance share award;
  a stock option grant; and
  an opportunity to earn an additional equity award based on 2009 performance.

Consistent with long-standing practice, Mr. Fairbank is not entitled to receive any cash compensation under the plan. Instead, the plan is entirely equity-based (with no cash elements), consists of several types of equity grants, and is completely at-risk based on Company performance. Furthermore, this plan ensures that, as long as Mr. Fairbank remains as the CEO of the Company, he will not be able to sell or otherwise transfer any shares obtained from these equity grants until the U.S. Treasury no longer holds any shares of the preferred stock that the Company issued to the U.S. Treasury under the CPP, as further described below.

Performance Share Award

Mr. Fairbank was awarded an opportunity to earn a target award of 95,239 shares of the Company’s common stock. He is eligible to receive from 0% to 200% of the target award based on the Company’s performance over the three-year period from January 1, 2009 through December 31, 2011. The Company’s performance will be assessed on the basis of relative total shareholder return (“TSR”) against a peer group consisting of companies in the Standard & Poor’s financial index as of January 1, 2009, excluding those companies that are classified as insurance or real estate companies in that index. In computing the Company’s TSR relative to its peers, the Company will use an appropriate methodology to take into account those companies that are merged or otherwise cease to be independent companies within the index.

Mr. Fairbank will receive the target number of shares if the Company’s TSR is at the 50th percentile relative to the peer group; no shares if the Company’s TSR is less than the 20th percentile; and the maximum number of shares if the Company’s TSR is at the 100th percentile. In early 2012, the Committee will certify the Company’s performance and issue the appropriate number of shares of the Company’s common stock, if any, subject to the requirement that Mr. Fairbank retain any shares received on an after-tax basis until the Treasury no longer holds the Company’s preferred stock, as described more fully below. The award has a fixed grant date value of $2 million under SFAS 123(R); however, the number of shares that Mr. Fairbank ultimately receives, if any, as well as the value of those shares, is solely dependent on Capital One’s performance.

Percentage of Target Shares Based on Capital One’s Total Shareholder Return from 2009-2011
Three-Year TSR Relative to Comparator Group (Percentile Achievement)	100	75	50	20	Below 20
Final Award (Percent of Target Shares)	200%	150%	100%	40%	0%

Stock Option Award

Mr. Fairbank also received a grant of 970,403 nonstatutory stock options at an exercise price of $18.28 per share (which was the fair market value of the Company’s common stock on the grant date). The options will become fully exercisable on January 29, 2012, but Mr. Fairbank will be required to retain any shares received on an after-tax basis until the Treasury no longer holds the Company’s preferred stock, as described more fully below. The options expire ten years from the grant date. The option grant has a fixed grant date value of $4 million under SFAS 123(R); however, the ultimate value Mr. Fairbank realizes, if any, is solely dependent on the long-term appreciation in Capital One’s stock price. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the grant date and the market value of the stock exceeds the exercise price at the time the options are exercised.

Opportunity for Additional Equity Award

In January 2009, Mr. Fairbank received the opportunity to be awarded shares of restricted stock at the end of the year based on his individual performance as well as the Company’s performance in 2009. A target value of $2 million was established for this additional award, which will have a vesting period of no less than three years, and Mr. Fairbank will be required to retain any shares received on an after-tax basis until the Treasury no longer holds the Company’s preferred stock, as described more fully below. The independent directors have ultimate discretion in determining whether to make any additional grant, as well as the value of the grant relative to the target value, and will consider Mr. Fairbank’s and the Company’s performance relative to the following financial, operating, safety and soundness, and strategic factors when making that determination.

Financial Performance	Operating Performance	Safety and Soundness	Strategic Performance
Operating earnings Earnings per share Return on tangible capital	Revenue generation Expense management Operating effectiveness Customer satisfaction	Capital adequacy Risk management and compliance Credit loss management Underwriting quality Balance sheet management
  CEO leadership and performance of executive team
  Capital management
  Progress toward achievement of long-term strategy
  Execution against corporate imperatives
  Recruitment and development of world class talent
  Disciplined investment in infrastructure
  Corporate reputation and community engagement
  Preservation of corporate culture and values

Restrictions on CEO Equity Awards While U.S. Treasury Holds Preferred Shares

Under the terms of each of the equity awards described above, Mr. Fairbank will be not be able to sell or otherwise transfer any shares received (other than the portion of such shares sufficient to pay taxes arising from the award of the shares or the exercise of the options) until the earlier of (i) the date on which the U.S. Treasury no longer holds any shares of the preferred stock that the Company issued to the U.S. Treasury under the CPP in November 2008; or (ii) one year after he retires from the Company. We believe that these restrictions serve to further encourage Mr. Fairbank’s long-term alignment with the Company’s stockholders and other external constituents, including the U.S. Treasury and the taxpayers who support it.

Additional Pay Elements

As part of the CEO compensation package, the Directors also approved certain other programs intended to support Mr. Fairbank’s productivity and well-being. These include:

  Executive term life insurance with a benefit level of $5,000,000;
  The ability to participate in a comprehensive voluntary annual health screening;
  An individual assigned to ensure the CEO’s personal security; and
  The monitoring and maintenance of an electronic home security system.

There are no other perquisites provided to Mr. Fairbank by the Company that constitute compensation.

Named Executive Officers’ Compensation

Goals and Principles

As with our CEO, the Committee seeks to compensate our other NEOs in a manner that encourages the creation of long-term stockholder value as well as the delivery of consistent, strong short- and medium-term results. As used in this section, “NEO” means each executive officer named in this Proxy Statement other than the CEO.

The Committee annually reviews and recommends to the independent directors for approval the compensation structure for all of our executive officers, including those who are ultimately reported as NEOs. The Committee takes into account each NEO’s historical performance as well as the key contributions needed from each NEO in the future.

To support the objectives of our program and to ensure the appropriate alignment of the interests of our NEOs with the interests of the Company and our stockholders, NEOs have the opportunity to receive a mix of compensation elements.

Elements of Compensation

The 2008 compensation plan for our NEOs includes a number of elements that work together to achieve the objectives outlined earlier in this report, including:

  Base salary;
  The opportunity to earn an annual incentive award;
  The opportunity to earn long-term incentive awards;
    Restricted stock;
    Stock options;
    Performance shares;
  Company contributions to retirement savings plans; and
  Other perquisites and benefits.

These compensation elements are supported by a rigorous performance management process, and work together to ensure NEOs are focused on the right balance of short-, medium- and long-term goals, and on achieving those goals in a manner that is consistent with the Company’s values.

Timing

NEOs receive a base salary throughout the year and any additional compensation immediately following the end of the performance year. By making awards after the end of the performance year, the CEO and the Committee are able to evaluate Company and individual performance for the year and incorporate the information into the determination of the NEOs’ final compensation amounts for that year.

Compensation Decisions in 2008

The Committee established 2008 total compensation targets for NEOs in January 2008. Base salary changes were effective in March 2008. Decisions on annual and long-term incentive awards for 2008 performance were made in January 2009. In determining incentive awards for NEOs’ 2008 performance, the Committee considered the following factors:

  Each NEO’s performance relative to the Company’s strategic objectives;
  Capital One’s overall performance in 2008, as described in the Introduction on page 22;
  The unique characteristics and qualifications of each NEO (for example, scope of responsibility, experience and tenure, and the demonstration of competencies consistent with our values);
  Appropriate internal pay differentials and the desire to foster teamwork and collaboration;
  Role-specific market compensation data from comparator companies;

  Information on the structure of compensation packages for senior executives at comparator companies;
  Market trends in executive compensation (for example, current rates of pay increase, the prevalence of various long-term incentive vehicles, etc.);
  The Company’s participation in the CPP; and
  The evolving exterior environment with respect to executive pay.

After analyzing all of the above factors, the Committee approved 2008 NEO total compensation amounts between approximately $4.3 and $6.3 million. As described more fully below, the NEOs received no cash bonuses for 2008. All awards for 2008 performance were delivered in January 2009 via equity-based incentives that emphasize results over medium- and long-term time horizons and create strong alignment with our stockholders. These equity-based incentives have vesting periods of up to three years.

Base Salary

The NEOs’ base salaries were established based on the salary levels for similar positions within the comparator group, individual performance and the other considerations as described above. The specific base salary changes for each NEO were based on a number of unique factors including individual performance, scope of responsibility, role-specific market compensation data, internal equity considerations, and the overall environment for NEO compensation.

Annual Incentive Award

The annual incentive program has been used to create a strong link between our NEOs’ compensation and near- and medium-term individual and Company performance. In early 2008, annual incentive targets were established at approximately two times the NEO’s annual base salary. Half of the annual incentive award was to be based on Company performance versus specific goals determined at the beginning of the year. The remaining half of the incentive award was to be based on individual performance as indicated by a performance rating determined by the CEO. The Committee and the independent directors may also approve, based on the CEO’s recommendation, positive or negative adjustments of up to 20% to an NEO’s total compensation.

Company Performance Component

For 2008, Company performance was measured based on three equally-weighted Company performance metrics: operating expenses; revenue growth; and charge-off levels. Target and actual performance relative to the Company’s pre-established goal for each metric is shown in the table below.

2008 Annual Incentive Company Performance Component
		Target Performance			2008 Actual	2008 Payout
Performance Metric	Weighting	Minimum	Goal	Maximum	Performance	(% of Target)
Operating Expense	33%	≥ $6.3B	$6.2B	≤ $6.1B	$6.15	154%
Revenue Growth	33%	≤ -0.5%	1%	≥ 2.5%	0.3%	55%
Charge-Offs	33%	≥ $6.7B	$5.9B	≤ $5.1B	$6.43	34%
					Total 2008 Incentive Payout	81%

Based on the Company’s performance, each NEO could have received a payout of 81% of the target amount on the Company performance component of the annual incentive award. However, as described below, the independent directors determined not to award annual cash incentives.

Individual Performance Component

In assessing individual performance, the CEO considered each NEO’s achievement of business results as well as their demonstration of the following core competencies: Living Our Values; Results Focus; Teamwork; Communication; Customer Focus; Job-Specific Skills; Judgment; Influence; and Problem Solving. The

CEO also considered each NEO’s performance relative to unique challenges faced during 2008, their role in supporting the Company’s performance, changes to their scope of responsibility, and other factors.

Decision Not to Award Annual Cash Incentives

The annual incentive award has traditionally been paid in the form of cash. However, for 2008, notwithstanding the Company’s performance with respect to the metrics and each NEO’s individual performance at or above the target level, the independent directors nevertheless determined not to award any annual cash incentives to NEOs. This decision was made in light of the extraordinary national business environment, the Company’s 2008 stock price performance, and the Company’s 2008 earnings, including the Company’s failure to meet the Section 162(m) performance threshold. The independent directors determined that this was an appropriate step to ensure strong alignment between the NEOs’ compensation and the long-term interests of our stockholders, particularly given Capital One’s participation in the CPP.

Annual Long-Term Incentive Awards

At Capital One, long-term incentive awards are linked to performance in two ways:

  The size of the award is based on each NEO’s individual performance rating for the year just completed; and
  The ultimate value of the award is dependent on Capital One’s performance.

The structure of long-term incentive awards is designed not only to be competitive with our peer group, but also to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and business objectives. For 2008, LTI awards were comprised of a mix of restricted stock, stock options and performance shares. This particular mix was intended to strike a balance between medium- and longer-term time horizons, to emphasize multiple performance metrics, and to create strong alignment with the compensation awards made to the CEO.

Based on the specific contributions of two NEOs in 2008, the CEO recommended LTI awards for them above the target level. The remaining two NEOs, received LTI awards at the target level. In addition, in light of the NEOs’ performance relative to their annual incentive metrics, as well as the Company’s strong relative performance in a highly challenging environment, the independent directors approved supplemental awards of restricted stock for each NEO. This decision was intended to provide performance-based rewards in a manner that further aligns each NEO with the goal of delivering long-term stockholder value.

Annual LTI awards for NEOs ranged from approximately $3.7 to $5.4 million. These amounts represent the accounting values determined on the date of grant. As with the CEO, NEOs will only realize value from stock options if and to the extent the Company’s stock price increases after the grant date and the market value of the stock exceeds the exercise price at the time the options are exercised. In addition, the number of performance shares that the NEOs ultimately receive, if any, as well as the value of those shares, is solely dependent on Capital One’s performance.

The material terms of the NEOs’ long-term incentive awards are illustrated in the table below.

Vehicle	Award Details
Restricted Stock	Time-based vesting schedule:
25% vests in 6 months 25% vests one year from grant date 25% vests two years from grant date 25% vests three years from grant date

Stock Options	Time-based vesting schedule:
33% vests one year from grant date 33% vests two years from grant date 33% vests three years from grant date

Performance Shares	Measured based on TSR relative to peer group Awarded, if at all, in 2012, based on performance from 2009-2011 No award if performance is below 20th percentile

Consistent with Mr. Fairbank’s performance share award opportunity, the NEOs have the opportunity to be awarded shares based on the Company’s performance over a three-year period from January 1, 2009 through December 31, 2011. The Company’s performance will be assessed on the basis of relative TSR against a peer group consisting of companies in the Standard & Poor’s financial index as of January 1, 2009, excluding those companies that are classified as insurance or real estate companies in that index. The NEOs will receive the target number of shares if the Company’s TSR is at the 50th percentile relative to the peer group, and the maximum number of shares if the Company’s TSR is at the 100th percentile. The NEOs will not receive any shares if the Company’s TSR is less than the 20th percentile.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2008, these included the following:

  The ability to participate in a comprehensive voluntary annual health screening;
  Executive term life insurance with a benefit level equal to 2.5 times target cash compensation;
  An automobile lease; and
  The monitoring and maintenance of an electronic home security system.

The Committee has determined that the nature and value of the programs are comparable to those offered to similarly situated executives. Additional details on these programs can be found in Section VI.

Capital Purchase Program Risk Assessment

In January 2009, the Committee reviewed the CEO’s 2009 and the other NEOs’ 2008 compensation programs to ensure that such programs do not encourage the participants to take unnecessary or excessive risks that threaten the Company’s value. During the course of this discussion, the Committee reviewed with the Chief Risk Officer and Chief Financial Officer a report on Capital One’s most significant risks, the Company’s status with respect to each category of risk, and the relationship of these to the components and performance metrics reflected in both the CEO and NEO compensation programs. Based on this review, the Committee concluded that the CEO’s 2009 and the other NEO’s 2008 compensation programs do not encourage unnecessary or excessive risks that threaten Capital One’s value. This assessment was based on, among other factors, the multiple timeframes, multiple elements and multiple performance metrics involved in each program, combined with Capital One’s strong enterprise risk management practices.

The Committee recognizes that at some financial institutions, particularly those unlike Capital One with large investment banking or trading programs, short-term compensation rewards may not have been adequately connected to such institutions’ long-term performance. At Capital One, however, the Committee and the independent directors have long been and remain committed to designing incentive programs that reward individual and corporate performance that is aligned with the creation of stockholder value over the long term. To this end, they consider a range of performance, strategic, retention and reputational risk factors in determining each annual program.

Capital Purchase Program Requirements

The Committee has also taken steps to ensure that the Company’s compensation plans and practices comply with the currently applicable requirements of the U.S. Treasury’s regulations on executive compensation for participants in the CPP, including the prohibition on golden parachute payments and the inclusion of claw-back provisions on those elements of incentive compensation based on the achievement of financial or operating metrics.

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “Act”) which, among other things, requires the U.S. Treasury to adopt standards relating to the executive compensation practices of participants in the CPP. The Act amends the Emergency Economic Stabilization Act of 2008 (“EESA”) to require that the new standards be applicable to any institution that participates in the CPP, which includes the Company, or otherwise receives financial assistance under EESA, for so long as the obligation arising from such assistance is outstanding. The U.S. Treasury has not yet adopted the implementing standards required under the Act; however, the Act requires that the standards limit the form and amount of any bonus, retention award or compensation awarded to the NEOs and the next twenty most highly compensated employees of the Company. The Company will comply with the standards issued by the U. S. Treasury and, as a result, the company’s executive compensation plans going forward may need to change from the plans and practices described in the Compensation Discussion and Analysis section of this proxy statement.

Other Aspects of Executive Compensation

Stock Ownership Policies

Consistent with their responsibilities to our stockholders, all of Capital One’s executive officers must maintain a significant financial stake in the Company. To this end, all executive officers must own shares of Capital One stock with a fair market value of at least the following annual salary multiple:

Role	Salary Multiple
CEO	5X
Other NEOs and Executive Officers	3X

In addition, the CEO is subject to holding restrictions related to the CPP on his 2009 award, as described above. His ownership requirement is based on a notional salary established by the Committee and the independent directors, which is currently $1,000,000. Ownership requirements are evaluated annually on January 1 and may be fulfilled using the following shares:

  Shares owned without restriction;
  Unvested restricted stock;
  Shares acquired through the Associate Stock Purchase Plan (“ASPP”); and
  Shares owned through Capital One’s 401(k) Plan.

New executive officers are given two years from the date of appointment, promotion to or designation as an executive officer, or commencement of employment as an executive officer to comply with this requirement. The Committee annually reviews the guidelines and monitors executive officers’ progress toward meeting them. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. As of January 1, 2009, all executive officers were in compliance with this requirement.

In addition, all Capital One Executive Officers are prohibited from engaging in hedging transactions in Capital One stock and from using their Capital One stock as collateral for margin loans.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. When granting equity to our NEOs, the date of grant is the actual date on which the Committee approves the awards. For newly hired NEOs, the date of grant is the later of the date of Committee approval or the executive’s start date. The Committee does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set prior to the date of Committee approval.

The exercise price for stock option awards is their Fair Market Value (“FMV”) which, under the terms of our Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”), is the average of the high and low market price of the Company’s stock on the date of grant. The Company is currently requesting that the stockholders approve the Second Amended and Restated 2004 Stock Incentive Plan (the “Second Amended and Restated 2004 Plan”). If the Company’s stockholders approve the Second Amended and Restated 2004 Plan, the definition of FMV under this plan will be the closing price of the Company’s stock on the date of grant. The Company recommended this revision to the definition of FMV to be consistent with emerging trends and with the definition used under SEC rules.

Post-Employment Compensation Practices

If an NEO separates from Capital One, the Committee exercises its business judgment in approving an appropriate severance arrangement in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks, and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit our customers or employees.

In the past, the Committee has approved employment agreements on an exception basis. In April 2007, the Company entered into a two-year employment agreement with Ms. Lynn Pike, President, Banking. For additional details regarding the Company’s arrangement with Ms. Pike, please see the heading “Other Compensation Arrangements” below.

As described above, separation payments are limited under the executive compensation rules applicable to CPP participants.

Change in Control Agreements

Each of the NEOs is a party to a change in control severance arrangement with the Company. The Committee determined that such arrangements were appropriate based on their prevalence within the banking and financial services industry and given the dynamic nature of merger and acquisitions activity among these institutions.

The change in control arrangements define compensation and benefits payable to NEOs in certain merger and acquisition scenarios, giving them some degree of certainty regarding their individual outcomes in these circumstances. The Committee believes these arrangements allow NEOs to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change in control arrangements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change in control by providing key executives with an incentive to remain in their leadership roles up to and beyond the transaction date.

Both eligibility for participation and the structure of payments under these arrangements are designed to be aligned with market norms in the banking and financial services industry. This ensures that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. It also supports our ability to attract and retain talented executives by providing them with a market-competitive level of benefit.

Projections of potential payouts to executives from these arrangements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. While the potential change in control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information ensures the Committee fully understands the downstream implications of their decisions and the resulting impact to the Company and its stockholders.

As described above, change in control payments are limited under the executive compensation rules applicable to CPP participants, and each of the NEOs of the Company has signed an amendment to the Change in Control agreements to reflect such limitations.

Pension and Nonqualified Deferred Compensation Plans

Capital One does not currently have any active pension plans for NEOs. We offer a voluntary, non-qualified deferred compensation plan that restores participating executives to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows our executives to defer additional pre-tax compensation in order to save for retirement.

Capital One annually reviews programs and practices at our comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs. Messrs. Perlin, Finneran, and Schnall and Ms. Pike participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (the “Plan”) in 2008. Details of the Plan can be found in Section VI.

Other Compensation Arrangements

Employment Agreement with Lynn Pike

The Company entered into an employment agreement with Ms. Pike in April 2007 when she joined the Company. The compensation provisions of the agreement expire on April 23, 2009. The Agreement defines the terms of her compensation package until its termination date and the amounts that she would be entitled to receive upon a termination of her employment. Under the agreement, Ms. Pike also receives a monthly housing allowance to maintain her residence in New York.

Upon termination of employment without cause or for good reason, the agreement entitles Ms. Pike to receive two times the sum of her base salary, target annual cash bonus (not less than 233% of salary) and target long-term incentive (not less than 334% of salary). The agreement also allows for the payment of excise taxes and gross up amounts in the event of Ms. Pike’s termination following a change in control.

As described above, the executive compensation rules currently applicable to CPP participants may apply to amounts payable to Ms. Pike if she separates from Capital One prior to April 23, 2009. In addition, the rules may disallow any excise tax and gross-up payments.

Tax Accounting and Regulatory Considerations

The Committee carefully considers the tax and regulatory impact of its Compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be awarded in a tax-deductible manner, but it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation philosophy.

In February 2008, the Committee established a performance threshold to qualify any annual incentive award or restricted stock award for tax deductibility under Section 162(m) of the Internal Revenue Code as “performance-based” compensation. Due to the unprecedented and unexpected economic challenges of 2008, as well as strategic actions taken in the long-term interests of Capital One’s stockholders, the Company did not meet the performance threshold. This was one consideration in the Committee’s decision not to award an annual cash incentive to NEOs for 2008.

With respect to restricted stock, the Committee determined that it was in the best interests of the Company to make an award to the NEOs based on a number of factors. First, the Committee believes that Capital One’s senior executives have made the right strategic decisions to position the Company favorably during the economic downturn, and to emerge as a successful financial institution when market conditions improve. Because of this, the Committee believes it is important to provide competitive pay packages, appropriately adjusted in light of current business circumstances, to ensure the continued retention of our most senior leaders while continuing to align their interests with the interests of our stockholders. In addition, because the ability of restricted stock to qualify as performance-based compensation under Section 162(m) has been superseded by CPP guidelines, there is no additional expense to the Company as a result of any lost tax deduction. For these reasons, the independent directors approved restricted stock awards to NEOs as outlined above.

SECTION VI – NAMED EXECUTIVE OFFICERS COMPENSATION

General

The Summary Compensation Table below provides information concerning compensation for the fiscal year ended on December 31, 2008 in reference to our CEO, our CFO, and our three other most highly compensated executive officers.

In addition to base salary earned in 2008 (shown below), each NEO, other than the CEO, was eligible to receive an annual incentive award based on performance for the fiscal year ended on December 31, 2008. As described under the “Compensation Decisions in 2008” section on page 30, no cash bonus payments were paid to NEOs for 2008.

Long-term incentives were awarded to NEOs, other than the CEO, in February 2008 based on performance for the fiscal year ended on December 31, 2007. The fair value and other details of each NEO’s award are provided in the Grants of Plan Based Awards Table. Amounts shown in the “Stock Awards” and “Option Awards” columns represent the total SFAS 123(R) expense recognized by the Company in 2008 for all outstanding and unvested equity awards for each NEO. Under the requirements of SFAS 123(R), the full fair value of grants awarded to retirement eligible associates is recognized as compensation expense on the grant date and may be recognized in the year prior to grant, if the grants are to be made pursuant to a preapproved plan structure.

No equity was granted to the CEO in 2008. Stock options granted to the other NEOs in 2008 become exercisable in three equal annual installments beginning one year after the date of grant, contingent on continued employment. Restricted stock vests in three annual installments of 25%, 25%, and 50%, beginning one year after the date of grant, contingent on continued employment.

Amounts paid to NEOs in 2008 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation.” The details of these program amounts are provided in the footnotes.

2008 Summary Compensation Table

Name and	Year	Salary	Bonus (6)	Stock	Option	Non-Equity	Change in Pension	All Other	Total
Principal				Awards	Awards	Incentive Plan	Value and Non-	Compensation (8)
Position						Compensation (6)	Qualified Deferred
							Compensation
							Earnings (7)
Richard D.	2008	$0	$0	$0	$9,754,358	$0	$0	$68,344	$9,822,702 (1)
Fairbank	2007	$0	$0	-$6,400,156	$26,727,706	$0	$15,294	$69,585	$20,412,429
Chairman, CEO and	2006	$0	$0	$6,389,113	$30,892,792	$0	$5,310	$151,484	$37,438,699
President

Gary L.	2008	$900,000	$0	$2,680,760	$2,545,620	$0	—	$258,194	$6,384,574 (2)
Perlin	2007	$850,000	$1,225,000	$1,738,684	$2,493,712	$0	—	$195,024	$6,502,420
Chief Financial	2006	$583,333	$520,800	$1,151,769	$2,316,510	$869,476	—	$135,538	$5,577,426
Officer

John G.	2008	$719,167	$0	$1,957,234	$1,292,714	$0	$0	$178,491	$4,147,606 (3)
Finneran, Jr.	2007	$666,667	$690,000	$1,543,816	$2,679,920	$0	$1,661	$191,616	$5,773,680
General Counsel and	2006	$540,000	$479,600	$2,895,109	$4,583,656	$800,692	$1,356	$158,379	$9,458,792
Corporate
Secretary

Peter A.	2008	$615,833	$0	$1,610,372	$1,483,439	$0	—	$185,372	$3,895,016 (4)
Schnall Chief Risk	2007	$545,833	$1,070,000	$1,030,938	$1,499,826	$0	—	$143,153	$4,289,750
Officer

Lynn Pike	2008	$662,500	$0	$1,348,306	$988,521	$0	—	$778,655	$3,777,982 (5)
President, Banking

(1)	The table below gives greater detail on the SFAS 123(R) expense taken in 2008 for equity awards granted to Mr. Fairbank in 2004 and 2005, as well as for $68,344 in “All Other Compensation” awarded to Mr. Fairbank in 2008. This $68,344 represents the only compensation that Mr. Fairbank was awarded in the 2008 calendar year.

	Award Type	2004	2005	2006	2007	2008	All Other	Total
							Compensation	Compensation
							in 2008	in 2008
Richard D. Fairbank	Stock Options	$5,563,489	$4,190,869	$0	$0	$0	—	—
	Total	$5,563,489	$4,190,869	$0	$0	$0	$68,344	$68,344

(2)	The table below gives greater detail on the SFAS 123(R) expense taken in 2008 for equity awards granted to Mr. Perlin between 2005 and 2008.

	Award Type	2005	2006	2007	2008	Total
Gary L. Perlin	Stock Options	$208,871	$ 745,502	$ 883,388	$ 707,859	$2,545,620
	Performance Shares	$ 0	$ 0	$ 1,001,912	$ 0	$1,001,912
	Restricted Stock	$103,145	$ 523,423	$ 530,921	$ 521,359	$1,678,848
	Total	$312,016	$1,268,925	$ 2,416,221	$1,229,218	$5,226,380

(3)	The table below gives greater detail on the SFAS 123(R) expense taken in 2008 for equity awards granted to Mr. Finneran between 2005 and 2009.

	Award Type	2005	2006	2007	2008	2009	Total
John G. Finneran, Jr.	Stock Options	$156,234	$0	$ 0	-$198,737	$1,335,217	$1,292,714
	Performance Shares	$ 0	$0	$768,174	$ 0	$ 0	$ 768,174
	Restricted Stock	$ 44,032	$0	$ 0	-$190,189	$1,335,217	$1,189,060
	Total	$200,266	$0	$768,174	-$388,926	$2,670,434	$3,249,948

Notes:

  Because Mr. Finneran is eligible for retirement and continued vesting of his equity awards upon retirement under the Company’s plans and policies, an estimate of the full value of his 2008 grant was included in the SFAS 123(R) expense taken in 2007. In 2008, the Company expensed the difference between the estimated value and the actual value of his 2008 grant and an estimate for his January 2009 grant.
(4)	The table below gives greater detail on the SFAS 123(R) expense taken in 2008 for equity awards granted to Mr. Schnall between 2005 and 2008.

	Award Type	2005	2006	2007	2008	Total
Peter A. Schnall	Stock Options	$123,775	$431,536	$ 532,774	$395,354	$1,483,439
	Performance Shares	$ 0	$ 0	$ 634,610	$ 0	$ 634,610
	Restricted Stock	$ 61,133	$303,081	$ 320,299	$291,249	$ 975,762
	Total	$184,908	$734,617	$1,487,683	$686,603	$3,093,811

(5)	The table below gives greater detail on the SFAS 123(R) expense taken in 2008 for equity awards granted to Ms. Pike for 2007 and 2008. Ms. Pike became an employee of the Company in 2007 and has no equity awards or other compensation from prior to 2007.

	Award Type	2007	2008	Total
Lynn Pike	Stock Options	$ 724,914	$263,607	$ 988,521
	Performance Shares	$ 668,001	$ 0	$ 668,001
	Restricted Stock	$ 486,092	$194,213	$ 680,305
	Total	$1,879,007	$457,820	$2,336,827

(6)	The column “Bonus” represents annual incentive amounts awarded in 2009 based on 2008 individual performance. The column “Non-Equity Incentive Plan Compensation” represents amounts awarded based on 2008 company performance. The sum of these two columns constitutes the NEO’s total annual incentive award for each performance year. No cash bonuses or Non-Equity Incentive Plan Compensation was awarded for 2008.

(7)	Based on SEC guidance on the preferred disclosure method for cash balance plans, the change in pension value for 2007 and 2008 is based on the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes. The amounts for 2006 are based upon the actual account balances at year end.

For Messrs. Fairbank and Finneran, the interest crediting rate for the Cash Balance Pension Plan changes annually based on the average yield of five-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate.

Pension values decreased in 2008 for Messrs. Fairbank and Finneran under both the Cash Balance Pension Plan and the Excess Cash Balance Plan. For Mr. Fairbank, change in pension value was -$1,042 under the Cash Balance Pension Plan and -$20,042 under the Excess Cash Balance Plan. For Mr. Finneran, change in pension value was -$597 under the Cash Balance Pension Plan and -$2,917 under the Excess Cash Balance Plan.

(8)	All other compensation consists of the following on a per executive basis:

Named Executive	Year	Auto	Corporate	Health	Financial	Security	Relocation	Dividends	Defined	Insurance
Officer		Allowance	Aircraft	Screening	Planning			on Unvested	Contribution	(d)
		(a)			Services			Restricted	Company
					(b)			Stock	Contribution (c)
	2008	—	—	$1,555	—	$47,049 (e)	—	$0	$0	$19,740
Richard D. Fairbank	2007	$2,507	—	$1,320	—	$46,018	—	$0	$0	$19,740
	2006	$19,030	—	$2,332	$65,000	$45,382	—	$0	$0	$19,740

	2008	$13,570	—	$0	—	$0	—	$85,504	$139,380	$19,740
Gary L. Perlin	2007	$9,959	—	$2,400	$12,000	$0	—	$4,332	$146,757	$19,576
	2006	$10,255	—	$0	$12,000	$0	—	$1,015	$94,800	$17,468

	2008	$26,590	—	$0	—	$2,451 (f)	—	$36,236	$93,474	$19,740
John G. Finneran, Jr.	2007	$21,423	—	$2,266	$12,000	$3,946 (f)	—	$2,351	$130,918	$18,712
	2006	$20,088	—	$0	$12,000	$11,233 (f)	—	$559	$97,800	$16,699

Peter A. Schnall	2008	$18,479	—	$0	—	$1,237 (f)	—	$49,316	$110,859	$5,481
	2007	$18,181	—	$0	$12,000	$1,723 (f)	—	$2,564	$104,068	$4,617

Lynn Pike	2008	$1,458	$13,269	$0	—	$5,099 (g)	$608,556	$39,324	$97,063	$13,886

(a)	The value attributable to personal use of a Company-provided automobile. This program was eliminated for Mr. Fairbank in 2007; the amount disclosed is due to timing of reporting for tax purposes.

(b)	This program was discontinued as of January 1, 2007 for Mr. Fairbank. This program was discontinued as of October 1, 2007 for the remaining NEOs.

(c)	Company contributions under qualified and nonqualified deferred compensation programs.

(d)	Represents life insurance costs.

(e)	Includes cost attributable to personal use of driver ($46,278) and aggregate cost to the Company for home security services ($771) for Mr. Fairbank.

(f)	Includes aggregate cost to the Company for home security services.

(g)	Includes cost attributable to personal use of driver ($2,589) and aggregate cost to the Company for home security services ($2,510) for Ms. Pike.

2008 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards table provides details on estimated non-equity incentive plan award future payouts and stock option and restricted stock grants.

Capital One provides an annual cash incentive opportunity to its NEOs, other than Mr. Fairbank. This award is provided in two components: Company performance (classified as “Non Equity Incentive”) and individual performance (classified as “Bonus”). The columns reporting “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” provide the range of payouts available under the Company performance portion of the annual incentive award as described in the “Annual Incentive Award” section of the Compensation Discussion and Analysis. There was no payment in 2009 for the 2008 Company or individual performance portion of the annual incentive award, resulting in $0 in both the column titled “Non-Equity Incentive Plan Compensation” and the column titled “Bonus” in the Summary Compensation Table.

The columns reporting “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s annual long-term incentive awards to the NEOs, other than the CEO. These awards are comprised of both stock option and restricted stock awards. Details regarding these programs, including vesting, mix of awards and criteria for determining amounts of awards, can be found in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis. Awards reported were made in February 2008 for the 2007 performance year.

2008 Grants of Plan-Based Awards Table

		Estimated Future		Estimated Future
		Payouts Under		Payouts Under
		Non-Equity Incentive		Equity Incentive
		Plan Awards (2)		Plan Awards
Name and Principal	Grant Date (1)	Target	Maximum	Target	Maximum	All Other Stock	All Other Option	Exercise or	Grant Date
Position						Awards:	Awards:	Base Price	Fair Value
						Number	Number	of Option	of Stock
						of Shares of	of Securities	Awards (3)	and Option
						Stock or Units	Underlying	($/Sh)	Awards (4)
							Options
Richard Fairbank
Chairman, CEO and	—	—	—	—	—	—	—	—	—
President

Gary L. Perlin Chief Financial Officer	2/21/2008	—	—	—	—	37,180	—	—	$1,819,775
	2/21/2008	—	—	—	—	—	249,570	$48.95	$2,470,743
	3/15/2009	$1,000,000	$2,000,000	—	—	—	—	—	—

John Finneran Jr.	2/21/2008	—	—	—	—	24,810	—	—	$1,214,325
General Counsel and	2/21/2008	—	—	—	—	—	149,890	$48.95	$1,483,911
Corporate Secretary	3/15/2009	$750,000	$1,500,000	—	—	—	—	—	—

Peter A. Schnall Chief Risk Officer	2/21/2008	—	—	—	—	20,770	—	—	$1,016,588
	2/21/2008	—	—	—	—	—	139,390	$48.95	$1,379,961
	3/15/2009	$650,000	$1,300,000	—	—	—	—	—	—

Lynn Pike President, Banking	2/21/2008	—	—	—	—	13,850	—	—	$677,888
	2/21/2008	—	—	—	—	—	92,940	$48.95	$920,106
	3/15/2009	$750,000	$1,500,000	—	—	—	—	—	—

(1)	Date on which shares and options are credited to each executive or the date on which non-equity incentive plan awards are paid to each NEO.

(2)	Represents target and maximum Company performance or formulaic annual incentive amounts for 2008. However, on January 29, 2009, the independent directors decided not to make any such award.

(3)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(4)	The SFAS 123(R) Black-Scholes value for each option awarded on February 21, 2008 was based on the following assumptions:

Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Term
28.00%	2.88%	3.20%	5 Years

2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Richard D. Fairbank
Chairman, CEO and
President	1,200,000 (3)	$19,241,026 (3)	0	$0

Gary L. Perlin
Chief Financial Officer	0	$0	19,155	$914,538

John G. Finneran Jr.
General Counsel and
Corporate Secretary	0	$0	23,967	$1,284,906

Peter A. Schnall
Chief Risk Officer	1,638	$98	11,348	$541,882

Lynn Pike
President, Banking	0	$0	4,870	$243,086

(1)	The value realized is the net pre-tax value of the shares (market price less the exercise price) received.

(2)	The value realized is the number of shares vested multiplied by the fair market value of common stock on the vesting date, which is determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(3)	These options were set to expire on June 10, 2008. Mr. Fairbank exercised options from February 1, 2008 to May 29, 2008 under a prearranged trading plan adopted pursuant to SEC Rule 10b5-1 and publicly disclosed on February 1, 2007.

2008 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1)				Stock Awards
Name and	Number of	Number of	Option	Option	Number of	Market	Equity	Equity Incentive
Principal	Securities	Securities	Exercise Price	Expiration	Shares or	Value of	Incentive Plan	Plan Awards:
Position	Underlying	Underlying	(2)	Date	Units of Stock	Shares or	Awards:	Market or
	Unexercised	Unexercised			that Have Not	Units of	Number of	Payout Value of
	Options	Options			Vested	Stock that	Unearned	Unearned
	Exercisable	Unexercisable				Have Not	Shares, Units,	Shares, Units,
						Vested (3)	or	or Other Rights
							Other Rights	that Have Not
							that Have Not	Vested (3)
							Vested
	1,130,661 (4)	0	$56.46	4/28/2009
Richard D.	3,449,820 (5)	0	$48.54	10/17/2011
Fairbank	360,000 (6)	0	$56.28	12/14/2013
Chairman,	0	566,000 (7)	$82.39	12/19/2014
CEO and	0	573,000 (7)	$87.28	12/19/2015
President	0	594,851 (7)	$76.45	12/10/2016
	0	1,661,780 (8)	$50.99	12/9/2017

					61,509 (9)	$1,961,522	111,020 (10)	$3,540,428
Gary L.	100,000 (6)	0	$48.73	7/28/2013
Perlin	24,500 (6)	0	$56.28	12/14/2013
Chief	77,220 (6)	0	$78.71	3/14/2015
Financial	55,617 (6)	27,893 (6)	$88.81	3/2/2016
Officer	40,816 (6)	81,634 (6)	$76.79	3/1/2017
	0	249,570 (6)	$48.95	2/20/2018

					25,626 (9)	$817,213	85,120 (10)	$2,714,477
	132,708 (4)	0	$56.46	4/28/2009
	2,934 (11)	0	$68.16	12/12/2011
John G.	1,213 (11)	0	$82.39	12/12/2011
Finneran, Jr.	1,180 (11)	0	$84.70	12/5/2012
General	43,224 (6)	0	$56.28	12/14/2013
Counsel and	1,250 (11)	0	$79.94	12/14/2013
Corporate	57,760 (6)	0	$78.71	3/14/2015
Secretary	42,390 (6)	21,260 (6)	$88.81	3/2/2016
	29,503 (6)	59,007 (6)	$76.79	3/1/2017
	0	149,890 (6)	$48.95	2/20/2018

					35,233 (9)	$1,123,580	70,320 (10)	$2,242,505
	133,008 (12)	0	$56.46	4/28/2009
	16,737 (11)	0	$60.14	5/29/2010
	38,046 (5)	0	$48.54	10/17/2011
	75,824 (13)	0	$49.07	12/12/2011
Peter A.	1,463 (11)	0	$68.33	12/12/2011
Schnall	1,268 (11)	0	$78.82	12/12/2011
Chief	1,158 (11)	0	$86.27	12/5/2012
Risk Officer	32,724 (6)	0	$56.28	12/14/2013
	1,298 (11)	0	$76.96	12/14/2013
	45,760 (6)	0	$78.71	3/14/2015
	32,194 (6)	16,146 (6)	$88.81	3/2/2016
	24,616 (6)	49,234 (6)	$76.79	3/1/2017
	0	139,390 (6)	$48.95	2/20/2018

					28,461 (9)	$907,621	74,020 (10)	$2,360,498
Lynn Pike	34,194 (6)	68,389 (6)	$74.72	4/25/2017
President,	0	92,940 (6)	$48.95	2/20/2018
Banking

(1)	Option grants generally have vesting schedules based on the passage of time and continued employment and/or retirement, or earlier upon the optionee’s death, disability, or upon a change in control of Capital One. They are transferable only to or for the benefit of immediate family members, with the exception of the grant expiring on April 28, 2009. The grant expiring on April 28, 2009 is forfeited upon termination or retirement, but fully vests upon death or a change in control. Option grants awarded on or after December 1, 2005 stipulate that the options continue to follow the original vesting schedule after the optionee’s retirement.

(2)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(3)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of the year as reported by the New York Stock Exchange Composite Transaction Tape.

(4)	Vested in full on the ninth anniversary of the grant date.

(5)	A portion vested two and one half years following the grant date due to achievement of performance criteria that accelerated vesting. The remaining portion vested 33% annually beginning one year following the grant date.

(6)	Vested or vests 33% annually beginning on the first anniversary of the grant date.

(7)	Vests in full on the fifth anniversary of the grant date.

(8)	Vests in full on the third anniversary of the grant date.

(9)	Represents the unvested portions of restricted stock awards granted in 2006, 2007 and 2008. These awards vest in three annual increments of 25%, 25% and 50% beginning on the first anniversary of the grant date.

(10)	Represents the maximum number of performance shares awarded on December 10, 2007 based on 2008 relative performance.

(11)	Reload grant that vested in full six months following the grant date.

(12)	A portion vested in full on the grant date. The remaining portion vested in full on the ninth anniversary of the grant date.

(13)	A portion vested in full one year following the grant date. The remaining portion vested 33% annually beginning one year following the grant date.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers its Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates. In 2008, participating executives could elect to contribute up to 50% of their base salary and up to 100% of their performance-based annual bonus, commissions and incentives on a tax-deferred basis. Mr. Perlin, Mr. Finneran, Mr. Schnall and Ms. Pike participated in the program in 2008.

In addition to participant deferrals, Capital One makes matching contributions under the VNQDCP, on the same basis as contributions to Capital One’s Associate Savings Plan. Company contribution credits are vested immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among thirteen different investment offerings made available by the plan. Individual investment returns experienced in 2008 were as follows: Mr. Perlin -27.2% or -$434,025, Mr. Finneran -24% or -$260,022, Mr. Schnall -20.3% or -$48,941, and Ms. Pike -24.7% or -$152,521. Distributions under the VNQDCP may be made to participants according to their respective elected schedule for distribution, or upon termination of employment, change in control, or certain other events.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants are permitted to enter the plan and no compensation is taken into account after this date. Messrs. Fairbank, Perlin, Finneran, and Schnall participated in the ESP and, as such, returns on these investments are reported for 2008. Participants in the ESP have the option to direct their individual deferrals between two investment offerings. Individual investment returns experienced in 2008 were as follows: Mr. Fairbank -36.1% or -$94,132, Mr. Perlin 3.9% or $2,731, Mr. Finneran -36.1% or -$393,676 and Mr. Schnall -21.3% or -$137,214.

Effective January 1, 2008, the ESP was merged into the VNQDCP.

2008 Nonqualified Deferred Compensation Table

Name and Principal		Executive	Registrant	Aggregate	Aggregate
Position	Plan Name	Contributions	Contributions	Earning	Balance
		in Last FY (1)	in Last FY (2)	in Last FY (3)	at Last FYE (4)
Richard D. Fairbank	Voluntary Non-Qualified Deferred Compensation Plan	$0	$0	$0	$0
Chairman, CEO and	Excess Saving Plan	$0	$0	-$94,132	$166,508
President	2003 Performance Share Award (5)	$0	$0	$0	$7,707,175

Gary Perlin	Voluntary Non-Qualified Deferred Compensation Plan	$27,750	$118,830	-$434,025	$1,230,306
Chief Financial Officer	Excess Saving Plan	$0	$0	$2,731	$72,335

John G. Finneran Jr.	Voluntary Non-Qualified Deferred Compensation Plan	$245,567	$72,924	-$260,022	$919,440
General Counsel and	Excess Saving Plan	$0	$0	-$393,676	$696,361
Corporate Secretary

Peter A. Schnall	Voluntary Non-Qualified Deferred Compensation Plan	$6,396	$90,309	-$48,941	$239,046
Chief Risk Officer	Excess Saving Plan	$0	$0	-$137,214	$508,208

Lynn A. Pike	Voluntary Non-Qualified Deferred Compensation Plan	$607,670	$86,451	-$152,521	$621,182
President, Banking

(1)	Mr. Fairbank did not defer any compensation in 2008 under the VNQDCP. For Mr. Perlin, Mr. Finneran, Mr. Schnall and Ms. Pike, executive contributions were made under the VNQDCP. Of amounts represented in the Summary Compensation Table, Mr. Perlin, Mr. Finneran, Mr. Schnall and Ms. Pike deferred the following base salary amounts: $27,750; $73,067; $6,396; and $6,875, respectively Additionally, Mr. Finneran and Ms. Pike deferred the following bonus amounts: $172,500 and $600,795, respectively.

(2)	Registrant contributions are also included in the column “Defined Contribution Company Contribution” in footnote 9 to the Summary Compensation Table.

(3)	Includes earnings on total assets in the VNQDC and the ESP.

(4)	All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years for those executives that were NEOs in such prior years and in the amounts required to be reported pursuant to the then applicable rules.

(5)	Includes the value of restricted stock units that were granted to Mr. Fairbank in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over a three-year period from January 1, 2004 through December 31, 2006 (the “Performance Period”). On March 2, 2007, the independent directors of the Board certified, following the end of the Performance Period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the Performance Period relative to the comparator group, Mr. Fairbank acquired the right to receive 241,680 shares of Capital One’s Common Stock on March 31, 2007. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Similar to other deferred compensation, Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2008.

Pension Benefits

Capital One Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain Executive Officers. Both of these programs were frozen in December 1995; however, interest credits continue to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP crediting rate changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months (4.7% for 2008). The Excess CBPP interest crediting rate changes monthly based on the Wall Street Journal Prime Rate (5.3% annual average for 2008), which previously was referred to as the NY Prime Rate.

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2008 are $2,730 and $7,706 for Mr. Fairbank and $1,914 and $1,219 for Mr. Finneran. These projected benefits assume interest credits under the CBPP to be 3.08% credited quarterly and under the Excess CBPP to be 3.25% credited monthly. Accounts in either plan are distributed after separation from service. Distribution options from the CBPP plan are lump sum, rollover to another qualified plan or personal IRA, or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

2008 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Richard D. Fairbank	Cash Balance Pension Plan	$19,568	$0
Chairman, CEO and
President	Excess Cash Balance Plan	$55,232	$0

Gary L. Perlin
Chief Financial Officer	—	—	—

John G. Finneran Jr.	Cash Balance Pension Plan	$14,219	$0
General Counsel and
Corporate Secretary	Excess Cash Balance Plan	$9,055	$0

Peter A. Schnall
Chief Risk Officer	—	—	—

Lynn Pike	—	—	—
President, Banking

(1)	In November 1995, Capital One amended the Cash Balance Plan and the Excess Cash Balance Plan to eliminate further pay-based credits to participants as of December 31, 1995, and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)	Valuation is based on the present value of the accrued benefit determined at the financial accounting measurement date. For the Cash Balance Pension Plan, the interest crediting rate changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. The effective annual interest rate for 2008 was 4.7%. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate (previously referred to as the NY Prime Rate). The effective annual interest rate for 2008 was 5.3%.

Potential Payments Upon Termination or Change in Control

Overview

The disclosure in the table below illustrates payouts that our NEOs could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of the NEOs cannot be predicted and may differ from the assumptions used in the information outlined below. The Company generally has not entered into employment agreements with its executives, but] has adopted a plan providing certain standards governing NEO separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition as well as to provide competitive benefits to senior executives.

The Compensation Committee reviews each executive officer’s separation on a case by case basis and exercises its business judgment, with the approval of the independent directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

  The reasons for the separation;
  Market competitive practices for comparable separation scenarios;
  Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives;
  The executive’s tenure and contributions to the Company’s success;
  The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s employees or customers; and
  The resulting impact of the separation terms on the Company and its stockholders.

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain executive officers to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation of employees and ownership of work product.

Under these agreements, executive officers may be restricted as to where they may seek employment following separation from Capital One, typically for a period of up to two years. In recognition of these restrictions, the agreements call for payments to be made to the executive when restrictions are enforced under certain circumstances. In the case of an executive officer’s voluntary termination from Capital One, the payment is typically one year of base salary and six months of subsidized health insurance premiums under COBRA if the executive officer elects such coverage, paid at the end of the second year of enforcement. In the case of an executive officer’s involuntary termination, the payment is typically two years of base salary paid in two lump sums, the first following termination and the second upon completion of the enforcement period, and up to 18 months of subsidized health insurance premiums under COBRA if the executive officer elects such coverage.

Payments related to non-competition covenants are separate from any severance payments that may be made upon an executive officer’s departure. However, severance payments are typically offset by any non-competition payments to ensure that total payment amounts are consistent with program intent.

Payments under Certain Termination Scenarios

Upon separation from the Company, all executives, regardless of the reason for termination, receive certain payments, such as accrued but unused vacation pay, and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, all associates have the ability following separation to exercise vested but unexercised options for 90 days or, in limited circumstances, longer than 90 days.

Voluntary Termination

An NEO who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled.

Involuntary Termination Without Cause

An NEO whose employment with Capital One is terminated involuntarily, without cause, may receive payments related to non-competition covenants (described above, if applicable), continued coverage through broad-based and executive life insurance programs, outplacement services, and any contractual payments to which the NEO may otherwise be entitled.

Termination for Cause

An NEO whose employment with Capital One is terminated for cause receive no additional benefits but is required to comply with any non-competition covenants to which he or she previously agreed.

Payments upon Retirement

As with all executives who are eligible for retirement, NEOs who are eligible and retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above), participation in retiree medical coverage (including dependants as applicable), coverage through the executive life insurance program (at a reduced benefit), and any contractual payments to which the NEO may otherwise be entitled.

As with all executives who are eligible for retirement, for all stock options granted on or before March 15, 2005, the executive has one year from the date of separation to exercise vested but unexercised options. Unvested stock options and restricted stock granted after March 18, 2005, continue to vest according to their original terms and all stock options must be exercised by the earlier of five years from the separation date or the expiration of the option term.

Change in Control

Each of our NEOs is a party to a change of control severance arrangement that provides for certain payments in the event their employment is terminated within two years following a change in control involuntarily for cause, involuntarily without cause or voluntary for good reason. Amounts payable in each of these scenarios are outlined below.

In the agreements, a change in control occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of the stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One.

Involuntary With Cause

An NEO terminated for cause following a change in control receives no additional benefits.

Voluntary Termination With Good Reason or Involuntary Termination Without Cause

An NEO whose employment is terminated involuntarily, but without cause, or who leaves voluntarily with good reason following a change in control may receive the following amounts following their separation date:

  A pro-rated target annual incentive award, through the date of termination;
  A lump-sum payment of 2.5 times their current annual salary and highest recent annual incentive;

  An amount such that after the payment of all income and excise taxes, the NEO will be in the same after-tax position as if no excise tax had been imposed, provided that the gross-up results in an after-tax benefit of at least 110% of the applicable safe harbor amount (in the event the payments do not meet that threshold, payments are cut back so that no excise tax is imposed);
  An amount equal to the employer contributions under the Company’s qualified and nonqualified retirement, healthcare and life insurance programs plans for 2.5 years as well as access to such healthcare and life insurance plans for the NEO (and dependants as applicable);
  Service credit of 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;
  Outplacement services;
  Accrued but unused vacation pay; and
  Any contractual payments to which the NEO may otherwise be entitled.

In addition, as for all associates holding equity awards, all outstanding awards under Capital One’s stock incentive plans vest immediately upon a change in control.

As described in Section V, involuntary termination and change in control payments are currently limited under the U.S. Treasury’s executive compensation rules applicable to CPP participants. Amendments to EESA adopted in February 2009 will generally prohibit payments upon termination for any reason, other than accrued wages and benefits. The U.S. Treasury has not yet adopted any standards to implement these amendments, but the Company will comply with any such standards when they are issued. As a result, the Company’s severance practices may change from the plans and practices described above.

Richard D. Fairbank

Mr. Fairbank receives no regular base salary. In light of this, Mr. Fairbank’s payment in the event of a termination following a change in control would be based on a notional salary of $1 million. The Committee reviews and establishes this amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by the Committee’s independent consultant.

Gary L. Perlin

Mr. Perlin is generally eligible for the same payments upon termination as other NEOs at Capital One. He is a party to various agreements as described above, with confidentiality, non-competition and non-solicitation restrictions, as well as to a change in control employment agreement.

John G. Finneran, Jr.

Mr. Finneran is generally eligible for the same payments upon termination as other NEOs at Capital One and is covered under a change in control employment agreement.

Peter A. Schnall

Mr. Schnall is generally eligible for the same payments upon termination as other NEOs at Capital One. He is a party to various agreements as described above, with confidentiality, non-competition and non-solicitation restrictions, as well as to a change in control employment agreement.

Lynn Pike

Pursuant to the terms of her employment agreement, Ms. Pike is entitled to receive two times the sum of her base salary, target annual cash incentive (not less than 233% of salary) and target long-term incentive (not less than 334% of salary) upon involuntary termination. The agreement also allows for the payment of excise taxes and gross up amounts following a change in control. Ms. Pike’s agreement also contains confidentiality and non-solicitation restrictions.

2008 Potential Payments and Benefits Upon Termination or Change in Control Tables by NEO

Name and Principal Position	Situation	Cash Severance (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards (3)	Continuation of Medical/Welfare Benefits (4)	Excise Tax Gross Up (5)	Total
	Voluntary Termination	NA	NA	NA	NA	NA	NA
Richard D.	Involuntary Termination	NA	NA	NA	NA	NA	NA
Fairbank	Retirement (6)	$0	$0	$0	$274,000	$0	$274,000
Chairman, CEO	For Cause Termination	$0	$0	$0	$0	$0	$0
and President	CIC*	$2,516,942	$0	$0	$203,769	$0	$2,720,711

	Voluntary Termination	$900,000	$0	$0	$0	$0	$900,000
Gary L. Perlin	Involuntary Termination	$3,420,000	$0	$0	$49,567	$0	$3,469,567
Chief Financial	Retirement (6)	NA	NA	NA	NA	NA	NA
Officer	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$2,637,783	$499,423	$3,731,736	$147,837	$2,775,051	$9,791,830

John G.	Voluntary Termination	NA	NA	NA	NA	NA	NA
Finneran	Involuntary Termination	NA	NA	NA	NA	NA	NA
General	Retirement (6)	$0	$0	$817,213	$206,000	$0	$1,023,213
Counsel and	For Cause Termination	$0	$0	$0	$0	$0	$0
Corporate	CIC*	$5,222,654	$351,577	$2,174,452	$234,206	$0	$7,982,889
Secretary

	Voluntary Termination	$625,000	$0	$0	$0	$0	$625,000
Peter A. Schnall	Involuntary Termination	$2,375,000	$0	$0	$35,433	$0	$2,410,433
Chief Risk	Retirement (6)	NA	NA	NA	NA	NA	NA
Officer	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$4,442,402	$374,305	$2,244,833	$142,623	$0	$7,204,163

	Voluntary Termination	$0	$0	$465,945	$0	$0	$465,945
Lynn Pike	Involuntary Termination	$4,819,095	$0	$465,945	$0	$0	$5,285,040
President,	Retirement (6)	NA	NA	NA	NA	NA	NA
Banking	For Cause Termination	$0	$0	$465,945	$0	$0	$465,945
	CIC*	$4,819,095	$0	$2,087,870	$0	$2,359,504	$9,266,469

(*)	Involuntary without Cause or Voluntary for Good Reason

The table above is intended to reflect projected payments to NEOs across a range of potential separation scenarios, assuming the separation occurred on December 31, 2008.

The February 2009 amendments to EESA will generally prohibit severance payments. The U.S. Treasury has not yet adopted any standards to implement these amendments, but the Company will comply with any such standards when they are issued. As a result, the Company’s severance practices may change from the plans and practices described above.

The amounts shown in the table above do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The NEOs also are eligible to receive certain qualified and non-qualified deferred compensation amounts and certain pension benefits upon termination. These amounts are outlined in the tables on pages 46 and 48, respectively, and are not included in the table above.

Other amounts not included in the table above are the following:

  Accrued salary, bonus and vacation pay as of the date of termination
  Welfare benefits generally available to all retirees, including retiree medical programs
(1)	Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants. In cases where an NEO is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. This amount includes a reduction to 2.99 times the average gross income over the past five years to reflect the limitations applicable to CPP participants under the EESA.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)	Represents the value of equity where vesting is accelerated by the triggering event. For stock options, this represents the in-the-money value. For stock awards, this represents the fair market value of the shares.

(4)	Represents the present value of payments made on an NEO’s behalf for continuation of medical and welfare benefits during the severance period. Includes programs such as medical, dental, insurance, outplacement services, and related benefits. Only includes programs that are specific to NEOs; does not include the value of programs generally available to all associates upon separation from the Company.

(5)	Represents the value of projected excise tax and related gross-up payments made on an NEO’s behalf, provided that the gross-up results in an after-tax benefit of at least 110% of the applicable safe harbor amount. This amount is calculated based on reduced cash severance amounts applicable to CPP participants under the EESA, and such amounts may not be payable at all.

(6)	Most currently unvested equity awards held by our retirement eligible NEOs will continue to vest according to their original terms following retirement.

SECTION VII – EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options, warrants	outstanding options,	future issuance under equity
	and rights	warrants and rights	compensation plans
(excluding securities reflected
in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders (1)	14,014,079 (3)	$64.62 (3)	9,133,391 (5)

Equity compensation plans not
approved by security holders (2)	10,146,065 (4)	$51.80 (4)	0 (6)

Total (7)	24,160,144	$59.18	9,133,391

(1)	The following plans have been approved by Capital One stockholders: the 2004 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1995 Directors Plan, and the Amended and Restated 2002 Associate Stock Purchase Plan.

(2)	The following plans have not been approved by Capital One stockholders: the 1999 Stock Incentive Plan; the 1999 Directors Plan; and the 2002 Non-Executive Officer Stock Incentive Plan (the “2002 Stock Incentive Plan”), all of which are described below. Two of these plans, the 1999 Stock Incentive Plan and the 2002 Stock Incentive Plan, were terminated in April 2004. In addition, pursuant to the terms of the 1994 Stock Incentive Plan, as initially approved by Capital One’s stockholders on October 28, 1994 and most recently re-approved by Capital One’s stockholders on April 29, 1999, Capital One’s Board of Directors had the right, without further stockholder action, to amend the plan to increase the number of shares of common stock that may be issued under the plan, provided that such increase is not required to be approved by stockholders under the Code. Following stockholder approval of this Plan in 1999, the Board increased by 25,500,000, in the aggregate, the number of shares of common stock that may be issued with respect to awards granted pursuant to the plan. In conjunction with the acquisition of Hibernia in November 2005, Capital One assumed three existing Hibernia stock incentive plans. In conjunction with the acquisition of North Fork Bank in December 2006, Capital One assumed fifteen existing North Fork Bank stock incentive plans. Options outstanding under these plans were converted to Capital One options outstanding and are included in this section. There are no shares available for future issuance under the Hibernia or North Fork Bank Plans.

(3)	Excludes issued and outstanding shares of restricted stock and includes restricted stock units (which have an exercise price of $0.00).

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan; issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the 2002 Stock Incentive Plan; and issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the Board-approved portion of the 1994 Stock Incentive Plan. Outstanding restricted stock units under the 1999 Directors Plan are included, but have an exercise price of $0.00.

(5)	Represents shares available for future issuance under the 2004 Stock Incentive Plan as either stock options, stock appreciation rights, restricted stock, restricted stock units, or incentive stock awards; and 4,627,833 shares available for future issuance under the 2002 Associate Stock Purchase Plan as discounted shares purchased voluntarily by Capital One associates through regular payroll deductions.

The 1995 Directors Plan was terminated on April 29, 1999 and the 1994 Stock Incentive Plan was terminated upon stockholder approval of the 2004 Stock Incentive Plan, thus there are no shares available for future issuance under these plans.

(6)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

(7)	As of February 23, 2009, our equity compensation plan (excluding the 2002 Associate Stock Purchase Plan) reflects the following updated information: 25,507,411 outstanding options, with a weighted average price of $55.29 and a term of 5.38 years (none of the outstanding options include dividend equivalents); 3,410,712 shares of unvested restricted stock; and 126,511 shares available under our 2004 Stock Incentive Plan.

Description of Non-Stockholder Approved Equity Compensation Plans

Set forth below is a brief description of the material features of each Capital One equity compensation plan that was adopted without the approval of Capital One’s stockholders and that had grants outstanding or shares available for issuance as of December 31, 2008.

1999 Stock Incentive Plan

The 1999 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 1999 Stock Incentive Plan remained in full force and effect under the terms of such plan.

The 1999 Stock Incentive Plan was adopted by the Board on April 29, 1999. Under the plan, Capital One had reserved 600,000 shares of Capital One common stock for issuance in the form of non-qualified stock options. The number of shares that were available for issuance under the plan included shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares surrendered by a participant or retained by Capital One in payment of applicable exercise price or tax withholding liabilities.

Stock options could be granted under the 1999 Stock Incentive Plan to all employees and consultants of Capital One. All options granted under the plan to date were granted on April 29, 1999 and expire on April 29, 2009. These options vested immediately upon the optionee’s execution of an intellectual property protection agreement with Capital One. The plan is administered by the Compensation Committee which must consist of two or more non-employee directors of Capital One as determined by the Board.

Currently, no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 1999 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

1999 Director Plan

The 1999 Director Plan was adopted by the Board on April 29, 1999, and was most recently amended on September 19, 2002. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who are not otherwise employed at the time an award is granted, an employee of Capital One or any subsidiary of Capital One. The number of shares available for issuance under the plan included shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. Shares issued pursuant to the plan are treasury shares. The plan is administered by the Board.

The exercise price of stock options granted under the plan could not be less than the fair market value, as defined in the 1999 Director Plan, of Capital One common stock on the date of grant. The maximum term of each stock option was ten years and vesting schedules were determined at the time of grant. The Board could, in its discretion, grant options that by their terms became fully exercisable upon a change in control, as defined in the 1999 Director Plan.

The Board could award restricted stock to eligible directors. During the restricted period, a director could not dispose of any restricted shares and must forfeit any restricted shares granted to such director, if he or she ceases to be a member of the Board. The Board had the authority to establish the terms and conditions upon which these restrictions will elapse. The Board could also, at any time, accelerate the time at which any or all restrictions would elapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who received an award of restricted stock would have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board could award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall elapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation.

Currently, no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 2002 Stock Incentive Plan remained in full force and effect under the terms of such plan.

The 2002 Stock Incentive Plan was adopted by the Board on January 17, 2002 and amended on September 19, 2002. Under the 2002 Stock Incentive Plan, 8,500,000 shares of Capital One common stock had been reserved for issuance with respect to the grant of non-qualified stock options, stock appreciation rights, restricted stock or incentive stock. The number of shares that were available for issuance under the plan includes shares subject to options or stand-alone stock appreciation rights granted under the plan that expire or otherwise terminate unexercised, shares forfeited pursuant to restrictions on restricted stock or incentive stock and shares surrendered by a participant or retained by Capital One in payment of the exercise price of an option or applicable tax withholding liabilities. The plan is administered by a committee (the “Committee”) consisting solely of at least two non-employee directors of Capital One.

All employees of Capital One or its subsidiaries that the Committee determined to have contributed to the profit and growth of Capital One were eligible to receive awards under the plan, except for Capital One’s “executive officers” (generally, those subject to Section 16 of the Securities Exchange Act of 1934, as amended).

Currently no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 2002 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

SECTION VIII – COMPENSATION COMMITTEE REPORT

All the members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) in Section V of this proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee certifies that it has reviewed with Capital One’s senior risk officers the 2008 non-CEO Senior Executive Officer (as defined under EESA) compensation program and the 2009 CEO compensation program and has made reasonable efforts to ensure that such arrangements do not encourage Senior Executive Officers to take unnecessary or excessive risks that threaten the value of Capital One.

Mr. Dietz and Mr. Warner, who are independent members of the Board but not members of the Compensation Committee, also participated in the review, discussion and recommendation with respect to the CD&A and in the review and certification with respect to the aforementioned compensation programs.

The Compensation Committee	Mayo A. Shattuck, III (Chair)
E.R. Campbell
Patrick W. Gross
Ann Fritz Hackett
Lewis Hay, III
Pierre E. Leroy
Stanley Westreich

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

SECTION IX – AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee’s amended and restated charter was approved by the Committee on January 28, 2009 and by the full Board of Directors on January 29, 2009.

In accordance with its charter, the Audit and Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Capital One’s accounting, auditing, financial reporting, internal controls and risk assessment and management processes. The Audit and Risk Committee’s primary responsibilities can be classified as assisting the Board in monitoring four broad categories:

  The integrity of Capital One’s financial statements and internal controls;
  Capital One’s compliance with legal and regulatory requirements;
  The appointment, qualifications, independence, performance and compensation of Capital One’s independent auditor and the performance of its internal auditor and Chief Credit Review Officer; and
  The processes by which management assesses and manages risk.

The Audit and Risk Committee has implemented procedures to ensure that it devotes the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit and Risk Committee met twelve times during 2008. Pursuant to Capital One’s Corporate Governance Principles and applicable law, the Audit and Risk Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit and Risk Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2008 with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit and Risk Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification for Statements on Auditing Standards); has been timely briefed by Ernst & Young as required by Section 204 of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules promulgated thereunder; and follows the mandates of the Securities and Exchange Commission’s rules regarding auditor independence. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit and Risk Committee concerning independence and has discussed Ernst & Young’s independence with Ernst & Young. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit and Risk Committee has approved the inclusion of the audited financial statements in Capital One’s annual report on Form 10-K for the fiscal year ending December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit and Risk Committee	W. Ronald Dietz (Chairman and “Audit Committee Financial Expert”)
Patrick W. Gross
Ann Fritz Hackett
Pierre E. Leroy
Bradford H. Warner

The foregoing Report of the Audit and Risk Committee shall not be deemed to be soliciting material or filed with the Commission and is not incorporated by reference into any of Capital One’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Capital One in any such filing.

SECTION X – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors is divided into three classes. At each annual meeting the term of one class expires. Directors in each class are elected to serve for three-year terms. The elections of directors from 2006 through 2008 are represented in the table below. The table also indicates the tenure of each director.

Director	Tenure	Last Elected	Expiration of Term
Richard D. Fairbank	Since July 26, 1994	2006	2009

E.R. Campbell	Since November 16, 2005	2006	2009

W. Ronald Dietz	Since February 28, 1995	2007	2010

Patrick W. Gross	Since February 28, 1995	2008	2011

Ann Fritz Hackett	Since October 28, 2004	2008	2011

Lewis Hay, III	Since October 31, 2003	2007	2010

Pierre E. Leroy	Since September 1, 2005	2008	2011

Mayo A. Shattuck, III	Since October 31, 2003	2007	2010

Bradford H. Warner	Since April 24, 2008	N/A	2009

Stanley Westreich	Since July 26, 1994	2006	2009

The nominees for election or re-election this year are:

Richard D. Fairbank
E.R. Campbell
Bradford H. Warner
Stanley Westreich

Each nominee has consented to serve a three-year term. Information about the proposed nominees for election as directors, and about each other current director whose term will continue after the Annual Meeting, is set forth under “Information About Our Directors and Executive Officers” in this proxy.

Mr. Warner was appointed by the Board  of Directors to fill a newly created vacancy on the Board in April 2008. The Governance and Nominating Committee used the services of a third-party recruiting firm to assist it during its search for prospective directors prior to April 2008. The recruiting firm identified several candidates, including Mr. Warner. The Governance and Nominating Committee, after consideration of a number of candidates and consultation with other members of the Board, recommended Mr. Warner to the Board for appointment.

Capital One’s Bylaws provide for director retirement upon reaching age 70, which requirement may be waived by the Board. Capital One’s Corporate Governance Principles provide that a director shall not be eligible for election to the Board upon reaching the age of 70. The Board may waive this requirement if it deems that an extraordinary circumstance warrants such a waiver.

In light of the economic circumstances facing the financial services industry as a whole and Capital One’s recent acquisition of Chevy Chase Bank, F.S.B., and in recognition of his continuing value to Capital One, the Board has waived both requirements set forth above with respect to Mr. Westreich.

In the event a nominee does not continue to be available for election, the Board may designate a substitute as a nominee. Proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

***

The Board recommends that you vote “FOR” each of these director nominees.

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (ITEM 2 ON PROXY CARD)

The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Ernst & Young LLP as independent auditors for 2009. The Board is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit and Risk Committee will reconsider the appointment of independent auditors.

Capital One has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2008 and 2007 or attributable to Ernst & Young LLP’s audit of Capital One’s 2008 and 2007 financial statements:

Fees (Amounts in millions)	2008	2007
Audit Fees	$6.40	$7.90

Audit-Related Fees	$1.45	$2.70

Tax Fees	$0.00	$0.00

All Other Fees	$0.00	$0.00

Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax fees would include corporate and subsidiary compliance, consulting, international and employee benefit services. All Other fees would include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

The Audit and Risk Committee has reviewed the fees paid to Ernst & Young LLP and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young LLP’s independence. The Audit and Risk Committee also adopted policies and procedures to approve services provided by Ernst & Young LLP in accordance with the Sarbanes-Oxley Act of 2002 and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit and Risk Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit and Risk Committee for further pre-approval. Under the policy adopted by the Audit and Risk Committee, tax fees are limited to 25% of combined Audit and Audit-Related fees, and All Other fees are prohibited. Capital One’s policy, for administrative ease, allows for a $25,000 de minimis exception to the pre-approval procedures; however, any services provided pursuant to this exception must be approved at the next meeting of the Audit and Risk Committee. Additionally, Capital One has established policies to ensure adherence to Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

***

The Board recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent auditors for 2009.

SECTION XII – APPROVAL AND ADOPTION OF CAPITAL ONE’S SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 3 ON PROXY CARD)

Early in 2004 the Board of Directors adopted the Capital One Financial Corporation 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan was then approved by a wide margin at the Annual Stockholder Meeting held on April 29, 2004. Subsequently, the 2004 Plan was resubmitted for approval by stockholders at the Annual Stockholder Meeting held on April 27, 2006 in order to increase the number of shares available for issuance under the 2004 Plan and to make certain technical changes. That amendment and restatement of the 2004 Plan also was approved by Capital One stockholders by a wide margin.

The 2004 Plan, as amended, created a reserve of 20 million shares of Capital One common stock (each a “Share,” collectively, the “Shares”), and the Board committed to issuing no more than 10 million of such Shares for awards other than stock options, including restricted stock, performance shares, and other award types permitted under the 2004 Plan.

The 2004 Plan share reserve is not sufficient to cover awards in 2009 and beyond, and Capital One needs to increase the reserve of Shares under the 2004 Plan so that it may continue to make equity awards, thereby promoting the interests of Capital One and its stockholders by ensuring that Capital One’s executives and employees maintain a strong link to Company performance through their stock ownership.

The Compensation Committee and the Board of Directors believe that compensating Capital One executives with equity awards encourages the creation of long-term stockholder value and the delivery of consistent medium- and long-term results. The Board of Directors determined to amend and restate the 2004 Plan instead of creating a new plan. The 2004 Plan provides sound and safe governance and continued alignment with the interests of our stockholders. The plan does not allow for repricing or reloads.

This year the Board has adopted, subject to stockholder approval, an amended and restated version of the 2004 Plan (the “Second Amended and Restated 2004 Plan”) in order to increase the share reserve by an additional 20 million Shares to cover anticipated issuances through December 31, 2011. In addition, the Second Amended and Restated 2004 Plan incorporates certain technical changes.

Capital One typically makes its Annual Long-Term Incentive Awards during the first quarter of each year. However, this year, there were not enough Shares available under the 2004 Plan to cover all of the approved awards. Therefore, in January 2009, Capital One issued cash-based awards in lieu of stock options and restricted stock for certain of its associates, excluding the NEOs and directors. These cash-based awards will convert into 697,224 stock options with an exercise price of $18.28 and 3,136,717 shares of restricted stock upon stockholder approval of the Second Amended and Restated 2004 Plan.

The material terms of the Second Amended and Restated 2004 Plan are summarized below and are qualified in their entirety by reference to the full text of the Plan, which is provided as Appendix A to this proxy statement. Because this is a summary, it may not contain all the information that you may consider important, and thus, we encourage you to read the full text of the Second Amended and Restated 2004 Plan. Copies of the Second Amended and Restated 2004 Plan will also be available at your request at the Annual Meeting.

What is new in the Second Amended and Restated 2004 Plan?

In order to achieve the objectives described above, we are seeking stockholder approval of the Second Amended and Restated 2004 Plan, which provides for the following changes:

Section	Changes
Section 2.6	Allow electronic delivery and acceptance of Award Agreements.

Section 2.10	Update the definition of Change of Control to align with the definition used for the Company’s Change of Control program.

Section 2.22	Provide that the fair market value for purposes of the Second Amended and Restated 2004 Plan means the closing price of our stock on the grant date, rather than the average of the high and low prices on such date.

Section 4.1(a)	Increase the number of available shares to 40 million.

Section 4.4	Provide that adjustments for various corporate events are mandatory.

Section 8.6	Provide that, unless the Committee determines otherwise, dividends will be paid with respect to restricted stock during the vesting period for such restricted stock and on the same schedule as applies to the Company’s other stockholders.

Section 11.1	Add the following additional performance measures to qualify awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code: cash flow per share; charge-off levels; revenue growth; deposit growth; economic value added; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; operating expenses; and debt reduction.

Section 13	Provide that, unless determined otherwise, dividend equivalents shall not be distributed on performance shares or units during the performance period or until the underlying shares are earned.

Section 20.16	Provide that the Second Amended and Restated 2004 Plan and awards granted thereunder are governed by Delaware (rather than Virginia) law.

The full text of each one of these sections is included in the full version of the Second Amended and Restated 2004 Plan, which is provided as Appendix A to this proxy.

Summary of Material Provisions of the Second Amended and Restated 2004 Stock Incentive Plan

Types of Awards

Awards under the Second Amended and Restated 2004 Plan may be in the form of (i) cash-based awards; (ii) options, which may be incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”) (which are tax advantageous for the participant but with respect to which Capital One does not receive a deduction) or non-qualified stock options; (iii) stock appreciation rights (“SARs”); (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) annual incentive pool awards; or (ix) other stock-based awards (“Other Stock-Based Awards”) (collectively, “Awards”). Awards may be paid as described in (i) through (ix) above.

Duration of the Second Amended and Restated 2004 Plan

The Second Amended and Restated 2004 Plan will become effective upon stockholder approval. Unless terminated sooner as provided therein, the Second Amended and Restated 2004 Plan will terminate ten (10) years from the date it becomes effective. After the Second Amended and Restated 2004 Plan is terminated, no new Awards may be granted but Awards previously granted will remain outstanding in accordance with the terms and conditions of the Second Amended and Restated 2004 Plan and as specified under the applicable grant agreement.

Shares Available for Awards

The total number of Shares available for issuance under the Second Amended and Restated 2004 Plan, subject to adjustment in accordance with certain anti-dilution provisions described below, will not exceed an aggregate amount of 40 million Shares (of which 20 million constitute new Shares). Management anticipates that 40 million Shares will be sufficient for new equity Awards to Capital One’s employees, directors and Third Party Service Providers, if any, through December 31, 2011.

Shares covered by an Award will only be counted as used under the authorized Share and Award limits set forth in the Second Amended and Restated 2004 Plan to the extent they are actually issued and delivered to a participant or such participant’s designated transferee and are not forfeited by the participant and returned to Capital One. Any Shares that are related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, which are forfeited by the participant to Capital One, which are settled in cash in lieu of Shares, or which are exchanged with the Compensation Committee’s permission prior to the issuance of Shares for Awards not involving the issuance or delivery of Shares, will be available again for grant under the Second Amended and Restated 2004 Plan. Except to the extent otherwise required by applicable law or stock exchange rules, the maximum number of Shares available for issuance under the Second Amended and Restated 2004 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional restricted stock, restricted stock units, performance shares, or Other Stock-Based Awards. The Shares available for issuance under the Second Amended and Restated 2004 Plan may be authorized and unissued Shares or treasury Shares.

The closing price of a Share as of February 20, 2009, the last business day immediately preceding the Record Date of February 23, 2009, was $10.01 as reported on the New York Stock Exchange.

Annual Award Limits

The maximum aggregate number of Shares with respect to which options may be granted in any one plan year to any one participant will be 2,500,000, plus the number of Shares under such annual award limit with respect to which options were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which SARs may be granted in any one plan year to any one participant will be 2,500,000 plus the number of Shares under such annual award limit with respect to which SARs were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares that may be granted as restricted stock or with respect to which restricted stock units may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which restricted stock and restricted stock units were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to performance units or performance shares will be 2,500,000 Shares or an amount equal to the value of 2,500,000 Shares, as applicable, plus the number of Shares under such annual award limit with respect to which performance units and performance shares were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to cash-based Awards not denominated in Shares may not exceed $30,000,000 or, with respect to cash-based Awards denominated in Shares, an amount equal to the value of 2,000,000 Shares plus the amount under such annual award limit with respect to which cash-based Awards were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which Other-Stock Based Awards were not granted determined as of the close of the previous plan year.

Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of Capital One), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Capital One, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution to stockholders of Capital One, or any similar corporate event or transaction, the Compensation Committee shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Second Amended and Restated 2004 Plan or under certain Awards, the number and kind of Shares subject to outstanding Awards, the exercise or grant price applicable to outstanding Awards, the annual award limits described above and other value determinations applicable to outstanding Awards in order to prevent the dilution or enlargement of the participants’ rights under the Second Amended and Restated 2004 Plan. The Compensation Committee shall also make appropriate adjustments or modifications in the terms of any Awards to reflect such corporate events or transactions, including the modification of performance goals and performance periods. Subject to applicable law, the Compensation Committee is also authorized to issue new Awards or assume awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions it deems appropriate.

Administration

The Second Amended and Restated 2004 Plan will be administered by the Compensation Committee. The Compensation Committee will have full and exclusive discretionary power to, among other things, select Award recipients, establish all Award terms and conditions, interpret the terms and the intent of the Second Amended and Restated 2004 Plan and any Award agreement or other agreement or document ancillary to or in connection with the Second Amended and Restated 2004 Plan, adopt modifications and amendments to the Second Amended and Restated 2004 Plan or any Award agreement and adopt such rules, regulations, forms, instruments and guidelines for administering the Second Amended and Restated 2004 Plan as the Compensation Committee may deem necessary or proper. The Compensation Committee may delegate to one or more of its members or to one or more officers or management committees of Capital One (including its subsidiaries and affiliates) or to one or more agents or advisors such administrative duties or powers as it may deem advisable.

To the fullest extent permitted by applicable law and subject to Capital One’s Restated Certificate of Incorporation and Restated Bylaws, neither Capital One nor any member of the Compensation Committee will be liable for any action, omission or determination of the Compensation Committee relating to the Second Amended and Restated 2004 Plan or any Award, and Capital One will indemnify and hold harmless each member of the Compensation Committee and each other person to whom any duty or power relating to the administration or interpretation of the Second Amended and Restated 2004 Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability arising out of any such action, omission or determination relating to the Second Amended and Restated 2004 Plan or any Award.

The Compensation Committee may enter into agreements with third parties, on such terms and conditions as it determines, pursuant to which such third parties may issue Awards to the participants in lieu of Capital One’s issuance thereof or assume the obligations of Capital One under any Awards previously issued by Capital One.

Eligibility

All employees of Capital One, its affiliates and its subsidiaries and members of the Board are eligible to be granted Awards under the Second Amended and Restated 2004 Plan. Certain individual consultants, agents, advisors and independent contractors who render services to Capital One (“Third Party Service Providers”) are also eligible to participate in the Second Amended and Restated 2004 Plan. As stated above, participants will be selected by the Compensation Committee, in its sole discretion, from among those eligible. The approximate number of employees and directors eligible to be granted Awards under the Second Amended and Restated 2004 Plan as of December 31, 2008 were 25,800 and ten, respectively.

In lieu of making Awards directly to employees, directors or Third Party Service Providers, the Compensation Committee may make Awards under the Second Amended and Restated 2004 Plan through or to a trust or other funding vehicle which then makes Awards to participants or which issues interests in Awards held by it to participants, on such terms and conditions as determined by the Compensation Committee.

General Terms and Conditions of Awards

In general, and subject to the terms and provisions of the Second Amended and Restated 2004 Plan (including those described below), Awards may be granted to participants on such dates, in such form and number and upon such terms and conditions (including the effect, if any, of a Change of Control, death, Disability or Retirement (as each such term is defined in the Second Amended and Restated 2004 Plan)) as determined from time to time by the Compensation Committee. Each Award granted will be evidenced by an Award agreement that will specify such terms and conditions. In addition, each participant’s Award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive an Award or to have such Award vest or pay out, as applicable, following the termination of such participant’s employment with, or provision of services to, Capital One, its affiliates or subsidiaries, as the case may be.

Except as otherwise provided in the Second Amended and Restated 2004 Plan, in a participant’s Award agreement or as otherwise determined at any time by the Compensation Committee, no Award granted under the Second Amended and Restated 2004 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Failure by a participant to comply with any of the terms and conditions of the Second Amended and Restated 2004 Plan or any Award agreement will be grounds for the cancellation and forfeiture of such Award.

Options. The Compensation Committee may grant to a participant the right to purchase Shares in such amounts and upon such terms as the Compensation Committee determines (including in satisfaction of the Company’s obligations pursuant to options with reload features granted under the Prior Plans), subject to the following restrictions. An option may be granted as an ISO or as a non-qualified stock option, as determined by the Compensation Committee and as set forth in any applicable Award agreement. The exercise price per Share will be determined by the Compensation Committee and may be at, above or indexed to, the fair market value of a Share on the date of grant; provided that, in no event will the exercise price per Share be less than 100% of the fair market value of a Share on the date of grant. Options granted under the Second Amended and Restated 2004 Plan will vest and become exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee; provided that no option will be exercisable later than the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, options granted to participants outside of the United States may have a term of greater than ten (10) years.

The purchase price for the Shares as to which an option is exercised will be paid to Capital One in full at the time of exercise (i) in cash or its equivalent; (ii) in Shares having a fair market value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee; (iii) partly in cash and partly in such Shares; (iv) by a cashless (broker-assisted) exercise; or (v) by any other method approved or accepted by the Compensation Committee.

The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an option granted under the Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

The Compensation Committee is not permitted to grant options containing, or amend options previously granted to include, reload features providing for the automatic grant of options with respect to the number of already owned Shares delivered by the participant to exercise options.

SARs. The Compensation Committee may grant to a participant an SAR independent of an option or in tandem with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The grant price of an SAR that is either granted independently of any options or the exercise of which does not require the forfeiture of any rights under a related option (a “Freestanding SAR”) will be determined by the Compensation Committee; provided that, in no event will the grant price per Share be less than 100% of the fair market value of a Share on the date of grant. The grant price of an SAR that is granted in connection with a related option and the exercise of which requires the forfeiture of the right to purchase Shares under the related option (a “Tandem SAR”) will be equal to the exercise price of the related option.

The term of an SAR granted under the Second Amended and Restated 2004 Plan will be determined by the Compensation Committee; provided that no SAR will be exercisable later than the tenth (10th) anniversary of the date of its grant. Notwithstanding the foregoing, SARs granted to participants outside of the United States may have a term of greater than ten (10) years.

Freestanding SARs may be exercised upon the terms and conditions as imposed by the Compensation Committee and Tandem SARs may only be exercised with respect to all or part of the Shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

Upon the exercise of an SAR, the participant will be entitled to receive, with respect to each Share to which such SAR relates, an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the grant price of the SAR. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under the Second Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, a requirement that the participant hold the Shares received upon exercise of an SAR for a specified period of time.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant to a participant Shares of restricted stock and/or restricted stock units. Restricted stock units are similar to Shares of restricted stock except that no Shares are actually awarded to the participant on the date of grant. The Shares of restricted stock and/or the restricted stock units granted to a participant under the Second Amended and Restated 2004 Plan will not be transferable until the end of the applicable period of restriction established by the Compensation Committee (and in the case of restricted stock units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions as specified by the Compensation Committee. The Compensation Committee will impose such other conditions and/or restrictions on any Shares of restricted stock or restricted stock units as it may deem advisable, including a requirement that participant pay a stipulated purchase price for each Share of restricted stock or each restricted stock unit, restrictions based upon achievement of performance goals, service-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or securities market upon which such Shares are listed or traded.

The number of Shares subject to grants of restricted stock or restricted stock units that provide for service-based vesting more rapid than annual pro rata vesting over a three year period and which, as of any date, have vested or are then currently outstanding shall not exceed 5% of the maximum aggregate number of Shares authorized for issuance under the Second Amended and Restated 2004 Plan. Any Awards of restricted stock or restricted stock units providing for vesting upon the attainment of performance goals will also provide for a performance period of at least twelve months.

Generally, Shares of restricted stock will become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of applicable tax withholding obligations) and restricted stock units will be settled in cash, Shares or a combination of cash and Shares, as the Compensation Committee determines.

To the extent permitted by law, participants holding Shares of restricted stock shall be granted the right to exercise full voting rights and to receive all dividends and other distributions paid with respect to those Shares during the period of restriction, while recipients of restricted stock units shall not be granted such rights, dividends or distributions during the period of restriction, except as specifically determined by the Compensation Committee and as permitted by law.

Performance Units and Performance Shares. The Compensation Committee may grant performance units and/or performance shares to participants under the Second Amended and Restated 2004 Plan in such amounts and upon such terms as the Compensation Committee determines. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant and each performance share shall have an initial value equal to the fair market value of a Share on the date of grant. In addition to any non-performance terms set forth by the Compensation Committee, the Compensation Committee will set performance goals which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance shares to be paid out to participants. Participants will be entitled to payment, in the form of cash and/or Shares, equal to the value and number of applicable performance units and performance shares earned by participants over the designated performance period following the end of such performance period.

Cash-Based Awards and Other Stock-Based Awards. The Compensation Committee may grant cash-based Awards and Other Stock-Based Awards to participants, in such amounts and upon such terms and conditions as the Compensation Committee may determine. Other Stock-Based Awards may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions outside of the United States.

Each cash-based Award will specify a payment amount or payment range and each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, each as determined by the Compensation Committee. The Compensation Committee may also establish any performance goals with respect to cash-based Awards or Other Stock-Based Awards, in which case the number and/or value of cash-based Awards or Other Stock-Based Awards that will be paid out to the participant will depend on the extent to which the performance goals (and any other non-performance terms and conditions) are met. Payment with respect to a cash-based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash and/or Shares as determined by the Compensation Committee.

Performance-Based Compensation. The Compensation Committee may grant Awards to participants who at the time of such grant are deemed “covered employees” (as defined in Code Section 162(m) and the regulations thereunder) (“Covered Employees”), that are intended to qualify under the requirements of Code Section 162(m) for deductibility of remuneration paid to Covered Employees.

Performance goals with respect to such Awards must be set by reference to the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales growth; net operating profit; return measures (including, but not limited to return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); cash flow per share; earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or ratios; charge-off levels; revenue growth; deposit growth; margins; operating efficiency; operating expenses; customer or employee satisfaction; economic value added; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; capital targets; and consummation of acquisitions, dispositions, projects or other specific events or transactions.

The foregoing performance measures may be used to measure the performance of Capital One, one or more of its subsidiaries or affiliates or one or more of its divisions or units, or any combination of the foregoing and may be compared to the performance of a group of competitor companies or a published or special index or, in the case of Share price, various stock market indices that the Compensation Committee deems appropriate. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures set forth by the Compensation Committee with respect to such Award. The Compensation Committee also has the authority to use any other performance measures in connection with Awards under the Second Amended and Restated 2004 Plan that are not intended to qualify as performance-based compensation under Code Section 162(m) (or any successor thereto).

In addition, to the degree consistent with Code Section 162(m) (or any successor thereto), the evaluation of performance may include or exclude certain events and extraordinary items as set forth in the Second Amended and Restated 2004 Plan. The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award.

Annual Incentive Pool Awards. The Compensation Committee may designate employees, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any plan year based upon a percentage of an incentive pool equal to the greater of (i) 3% of Capital One’s Consolidated Operating Earnings for the plan year, (ii) 20% of Capital One’s Operating Cash Flow for the plan year, and (iii) 5% of Capital One’s Net Income for the plan year (as each such term is defined in the Second Amended and Restated 2004 Plan). The Compensation Committee will allocate an incentive pool percentage to each participating employee for each plan year; provided that the incentive pool percentage for any one participant may not exceed 50% of the total pool and the sum of the incentive pool percentages for all participants cannot exceed

100% of the total pool. As soon as possible following the determination of the incentive pool for a plan year, the Compensation Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the plan year. The Compensation Committee has the discretion to adjust all such Awards downwards, but in no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents to any participant based on the dividends declared on Shares that are subject to any Award. Such dividend equivalents may be awarded or paid in the form of cash, Shares, restricted stock, restricted stock units or a combination thereof and will be determined by such formula and at such time and be subject to such accrual, forfeiture or payout restrictions or limitations as determined by the Compensation Committee in its discretion.

Deferrals. The Compensation Committee may permit or require (including for purposes of allowing deductibility under Code Section 162(m)) a participant to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the lapse or waiver of restrictions with respect to Shares of restricted stock or restricted stock units, or the satisfaction of any requirements or performance goals with respect to performance shares, performance units, cash-based Awards, Other Stock-Based Awards and annual incentive pool Awards. If any such deferral is required or permitted, the Compensation Committee will establish rules and procedures for such payment or Share delivery and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as performance-based compensation such earnings will be in compliance with Code Section 162(m).

Amendment, Modification, Suspension and Termination. The Compensation Committee may, at any time, alter, amend, modify, suspend or terminate the Second Amended and Restated 2004 Plan and any Award agreement in whole or in part; provided, however, that, without the prior approval of Capital One’s stockholders, the Compensation Committee will not permit or effect a repricing (within the meaning of generally accepted accounting principles in the United States or any applicable stock exchange rule) of Awards issued under the Second Amended and Restated 2004 Plan or make any amendment to the Second Amended and Restated 2004 Plan or an Award without stockholder approval if such stockholder approval is required by applicable law.

No termination, amendment, suspension or modification of the Second Amended and Restated 2004 Plan or an Award agreement will materially adversely affect any Award previously granted under the Second Amended and Restated 2004 Plan without the written consent of the participant holding such Award. The Compensation Committee may, however, terminate any Award previously granted and any Award agreement relating thereto in whole or in part upon payment of certain consideration (as set forth in the Second Amended and Restated 2004 Plan) or, in the case of options only, thirty (30) days after an acceleration of exercisability.

The Compensation Committee may authorize the repurchase of any Award by Capital One or a third party at any time for such price and on such terms and conditions as the Compensation Committee may determine, provided that without the prior approval of the Company’s stockholders, the Committee may not permit the repurchase by the Company of Options with an Option Price above the Fair Market Value of the Company’s Shares at the time of such repurchase. The Compensation Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events affecting Capital One or financial statements of Capital One or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits to be made available under the Second Amended and Restated 2004 Plan.

Successors. All obligations of Capital One under the Second Amended and Restated 2004 Plan with respect to Awards granted thereunder will be binding on any successor to Capital One, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Capital One.

Tax Withholding. The Company may deduct or withhold, or require the participant to remit to Capital One, any taxes due as a result of or in connection with the Second Amended and Restated 2004 Plan or any Award. Participants may elect, or the Compensation Committee may require, the withholding of Shares to satisfy the participant’s withholding obligations.

Participants Based Outside of the United States. In order to comply with the laws in other jurisdictions in which Capital One, its affiliates or its subsidiaries operate or have employees, directors or Third Party Service Providers, the Compensation Committee will have the power to (i) determine which affiliates and subsidiaries will be covered by the Second Amended and Restated 2004 Plan, (ii) determine which employees, directors and Third Party Service Providers outside of the United States are eligible to participate in the Second Amended and Restated 2004 Plan, (iii) modify the terms and conditions of any Award granted to participants outside of the United States to comply with foreign laws, (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable and (v) take any action that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.

Material Tax and Other Considerations Relating to the Second Amended and Restated 2004 Plan

Effect of Stockholder Approval under Code Section 162(m). The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity and cash incentive plan under which compensation paid to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes if the Committee determines that such qualification is desirable. Accordingly, the Second Amended and Restated 2004 Plan has been (and remains) structured in a manner such that Awards under it can, but need not, satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Chief Financial Officer) who is employed as of the end of a fiscal year, such compensation must qualify as “performance-based” under Section 162(m). One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the class of employees eligible to receive compensation under the plan, (ii) a description of the business criteria on which performance goals may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals or the formula used under a particular business criteria to determine such amount. Each of these aspects of the Second Amended and Restated 2004 Plan is discussed above and stockholder approval of the Second Amended and Restated 2004 Plan is intended to constitute approval of each of these aspects of the Second Amended and Restated 2004 Plan for purposes of the approval requirements of Section 162(m) so that the Compensation Committee may structure each of the Awards so as to qualify as “performance-based” compensation, to the extent permissible under the law.

Federal Income Tax Consequences. The following is a summary description of the federal income tax consequences generally arising with respect to Awards granted pursuant to the Second Amended and Restated 2004 Plan.

The grant of an option or SAR will create no tax consequences for the participant or Capital One. A participant will not generally recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable Shares acquired on the date of exercise over the exercise price. Upon exercise of an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Shares received.

Upon a disposition of Shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the Shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO Shares minus the exercise price. Otherwise, a participant’s disposition of

Shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in capital gain or loss measured by the excess of the sale price over the participant’s tax basis in such Shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Capital One will not be entitled to any tax deduction with respect to an ISO if the participant holds the Shares in satisfaction of the ISO holding periods prior to disposition of the Shares.

With respect to Awards other than options and SARs involving the issuance of Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the Shares or other property received at the first time the Shares or other property become transferable or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. Under the Second Amended and Restated 2004 Plan, a participant may be permitted or required to elect to be taxed at the time of receipt of Shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such Shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the Shares or property on which he or she previously paid tax. In such case, the participant must file any such election with the Internal Revenue Service within thirty (30) days of the receipt of the Shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards other than options and SARs granted under the Second Amended and Restated 2004 Plan that result in the payment or issuance of cash or Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Shares or other property received. Any deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Code Section 162(m) limits the ability of publicly held companies to deduct compensation paid during a fiscal year to any one employee in excess of one million dollars, unless such compensation qualifies as “performance-based compensation” (as defined in Code Section 162(m)) or meets another exception specified in Code Section 162(m). Generally, Awards granted under the Second Amended and Restated 2004 Plan may be designed to be deductible by Capital One, without regard to the limit set by Code Section 162(m); however, the Second Amended and Restated 2004 Plan does permit Awards to be granted that would be subject to such limit and that would not qualify as “performance-based compensation” or meet another exception in Code Section 162(m). In such case, Capital One’s deductions with respect to such Awards would be subject to the limitations imposed by Code Section 162(m). Rules applicable to participants in the Troubled Assets Relief Program Capital Purchase Program (the “CPP”), further limit the deductibility of compensation paid during a fiscal year to a Covered Employee to five hundred thousand dollars, and eliminate the exception for “performance-based compensation” for Covered Employees.

Awards that are granted, accelerated or enhanced upon the occurrence of a Change of Control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by Capital One and subject to a 20% excise tax by the participant. The Company may agree to compensate a participant by an amount sufficient to offset the effect of any such taxes. Further limitations are placed on such “excess parachute payments” under rules applicable to CPP participants.

***

The Board of Directors recommends that you vote “FOR” the proposal to approve and adopt the Capital One Financial Corporation Second Amended and Restated 2004 Stock Incentive Plan.

SECTION XIII – ADVISORY APPROVAL OF CAPITAL ONE’S NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 4 ON PROXY CARD)

Consistent with recently adopted legislation regarding the U.S. Treasury Department’s Capital Purchase Program, we are offering to our shareholders a non-binding, advisory vote on our Named Executive Officer Compensation. The Board recommends that you vote “FOR” approval of our Named Executive Officer compensation as described in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, our Board of Directors has provided compensation programs for the Company’s Named Executive Officers that are competitive with the market, performance-based, transparent and align with our shareholders’ interests over short-, medium- and long-term time horizons. Our NEO compensation programs have comprised primarily performance-based incentive opportunities. These opportunities have included multiple types of equity instruments, with varied performance metrics and multi-year vesting schedules. The ultimate value of the equity awards made to all of our NEOs will be based on Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

Additional information relevant to your vote can be found in the Compensation Discussion and Analysis section of this Proxy statement on pages 22 to 35 and on pages 36 to 53 in the Named Executive Officers Compensation section.

We ask for your advisory vote on the following resolution:

“Resolved, that Capital One’s shareholders approve the compensation of the executive officers named in the Summary Compensation Table, the other compensation tables, the Compensation Discussion and Analysis and the related disclosures in this Proxy Statement.”

The Board recommends that you vote “FOR” advisory approval of our Named Executive Officer Compensation as disclosed in this Proxy Statement.

SECTION XIV – OTHER BUSINESS

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2008, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, may be obtained at the Annual Meeting, at our website at www.capitalone.com under “Investors” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice of Annual Stockholder Meeting. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2010 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials at the 2010 Annual Meeting may do so by following the rules prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November __, 2009.

Under our bylaws, if you wish to present other business before the stockholders at Capital One’s 2010 Annual Stockholder Meeting (“Capital One’s 2010 Annual Meeting”), or nominate a director candidate, you must give proper written notice of any such business to the Corporate Secretary not before January 23, 2010 and not after February 12, 2010. If Capital One’s 2010 Annual Meeting is not within thirty days before or seventy days after April 23, 2010, the anniversary date of this year’s Annual Meeting, you must send notice within ten days following any notice or publication of the meeting. Your notice must include the information specified in our bylaws concerning the business or nominee. Our bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.
Corporate Secretary

March __, 2009

APPENDIX A – CAPITAL ONE FINANCIAL CORPORATION’S SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF APRIL 23, 2009

CAPITAL ONE FINANCIAL CORPORATION
SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment. The Company established, effective as of April 29, 2004, an incentive compensation plan to be known as the 2004 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document, as it may be amended from time to time. The Plan is hereby amended and restated effective as of April 23, 2009.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, and Other Stock-Based Awards.

This amendment and restatement of the Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Associates, Directors and Third Party Service Providers of the Company, its Affiliates and Subsidiaries upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no new Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 4.3.

2.3	“Annual Incentive Pool Award” means an Award granted to a Participant as described in Article 12.

2.4	“Associate” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.5	“Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, or Other Stock- Based Awards, in each case subject to the terms of the Plan.

2.6	“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award. The Committee may provide for use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.7	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.8	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.9	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.10	“Change of Control” means:

	(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Article 2.10, the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Articles 2.10(iii)(A), 2.10(iii)(B) and 2.10(iii)(C); or

	(ii)	Individuals who constituted the Board as of January 1, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to January 1, 2008 whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.11	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.12	“Committee” means the compensation committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

2.13	“Company” means Capital One Financial Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.14	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with US generally accepted accounting principles, but shall exclude the effects of Extraordinary Items and (i) gains or losses on the disposition of a business; (ii) changes in tax or accounting regulations or laws; and (iii) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.15	“Covered Employee” means a Participant who, at the time of reference, is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.16	“Date of Grant” means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

2.17	“Director” means a member of the Board of Directors.

2.18	“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

2.19	“Effective Date” has the meaning set forth in Section 1.1.

2.20	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21	“Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under US generally accepted accounting principles.

2.22	“Fair Market Value” or “FMV” means, on any given date, the closing price for a Share on such date as reported on the New York Stock Exchange (“NYSE”) (or, if NYSE is not open for trading on such date, for the last preceding day on which a Share was traded). In the absence of any such sale, FMV means the last bid price of a Share on such date as reported on the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the absence of such price or if Shares are no longer traded on the NYSE, FMV shall be determined by the Committee using any reasonable method in good faith. Notwithstanding the foregoing, if the Committee determines in its discretion that another definition of FMV should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definitions may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days. Notwithstanding the foregoing, the definition of FMV used in connection with any Award that is intended to qualify as an ISO under Section 422 of the Code or as Performance-Based Compensation under Section 162(m) of the Code shall be a definition of FMV that satisfies the requirements of such provisions of the Code.

2.23	“Freestanding SAR” means an SAR that is either granted independently of any Options or is granted in connection with a related Option, as described in Article 7, but, in the latter case, the exercise of which does not require forfeiture of any rights under a related Option (or vice versa).

2.24	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due to a Participant upon exercise of the SAR.

2.25	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Associate that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.26	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27	“Net Income” means the consolidated net income before taxes and before discontinued operations, Extraordinary Items and cumulative effect of change in accounting principle, if applicable, for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.28	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.30	“Option” means an Award granted to a Participant, as described in Article 6.

2.31	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.

2.33	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.34	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.35	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.36	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.38	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.39	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.40	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.41	“Plan” means the Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated effective April 23, 2009, and as it subsequently may be amended from time to time.

2.42	“Plan Year” means the calendar year.

2.43	“Prior Plans” means the Capital One Financial Corporation 1994 Stock Incentive Plan, as amended, Capital One Financial Corporation 1999 Stock Incentive Plan and Capital One Financial Corporation 2002 Non-Executive Officer Stock Incentive Plan.

2.44	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.45	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Date of Grant.

2.46	“Retirement” means the termination of employment of any Participant who either (a) has attained his or her 62nd birthday and has served as an employee of the Company, its Affiliates and/ or Subsidiaries for at least five (5) consecutive years prior to such termination of employment or (b) has attained his or her 55th birthday and has served as an employee of the Company, its Affiliates and/or Subsidiaries for at least ten (10) consecutive years prior to such termination of employment; unless, in either case, the Committee determines such termination is not a Retirement for purposes of the Plan and/or any Award.

2.47	“Share” means a share of common stock of the Company, $.01 par value per share.

2.48	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.49	“Subsidiary” means any corporation or other entity, whether domestic or foreign, which is consolidated with the Company in accordance with US generally accepted accounting principles.

2.50	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.51	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders bona fide services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Associate or Third Party Service Provider, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participants, the Company, and all other interested persons.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan or any Award, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers or management committees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers or management committees of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Associates to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer or management committee for Awards granted to a Director, an Associate that is considered an Insider or an Associate that is considered a Covered Employee (or who, in the sole determination of the Committee, may become a Covered Employee); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) or management committee(s) may grant and any other restrictions that the Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 No Liability; Indemnity. To the fullest extent permitted from time to time by applicable law, subject to the Company’s Restated Certificate of Incorporation and Restated Bylaws (as each may be amended from time to time), neither the Company nor any member of the Committee shall be liable for any action, omission, or determination of the Committee relating to the Plan or any Award, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any such action, omission or determination relating to the Plan or any Award.

3.5 Third Party Agreements. Notwithstanding any other provision of the Plan (including without limitation Section 20.11 hereof), the Committee may enter into agreements with third parties pursuant to which such third parties may issue Awards to the Participants in lieu of the Company’s issuance thereof or assume the obligations of the Company under any Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

3.6 Determination of Termination of Employment or Service. The Committee shall have the authority to determine in its discretion whether a Participant’s placement by the Company, an Affiliate or a Subsidiary on military or sick leave or other authorized leave of absence will be considered a termination of employment or services as a Director or Third Party Service Provider or a continuation of the employment or service relationship.

In addition, the Committee shall have the authority to determine whether to treat the service of a Participant who ceases to be an Associate but continues to be a Director or Third Party Service Provider as a continuation of Participant’s employment relationship or as a termination of employment for purposes of the Plan or any outstanding Award.

Unless the Committee determines otherwise, if a Participant is employed by, or provides services as a Third Party Service Provider to, an entity that ceases to be an Affiliate or a Subsidiary as the result of a corporate event or transaction, for purposes of any Award under the Plan, such Participant shall be deemed to have had his or her employment or services as a Third Party Service Provider terminated by the Company, its Affiliates and Subsidiaries at the time of such cessation.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under the Plan shall be forty million (40,000,000).

(b)	Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, there are no maximum Shares per type of Award, as described in Articles 6 through 10 below, that may be issued under the Plan, so long as no Shares are issued in excess of forty million (40,000,000).

4.2 Share Usage.

(a)	Shares covered by an Award shall only be counted as used for purposes of Section 4.1 above to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee and are not forfeited by the Participant back to the Company. For purposes of Section 4.1 above, any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are forfeited by the Participant back to the Company, (iii) are settled in cash in lieu of Shares, or (iv) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving the issuance or delivery of Shares, shall be available again for grant under the Plan.

(b)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if (i) the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or (ii) an SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above. In addition, except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if the exercise price of any stock option with a reload feature granted under any of the Prior Plans (a “Prior Option”) (the exercise of which results in the issuance pursuant to the reload feature of an Option under the Plan (a “Reload Option”)) is satisfied by tendering Shares to the Company, only the number of Shares issued pursuant to the Reload Option, net of the Shares tendered in payment of the exercise price for the Prior Option, shall be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above.

(c)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, the maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(d)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

4.3 Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in the form of Options in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Options with respect to which Options were not granted determined as of the close of the previous Plan Year.

(b)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Stock Appreciation Rights with respect to which SARs were not granted determined as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted as Restricted Stock or with respect to which Restricted Stock Units may be granted in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Restricted Stock and Restricted Stock Units with respect to which Restricted Stock and Restricted Stock Units were not granted determined as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Performance Units or Performance Shares shall be two million five hundred thousand (2,500,000) Shares, or an amount equal to the value of two million five hundred thousand (2,500,000) Shares, as applicable, plus the number of Shares under the Participant’s Annual Award Limit relating to Performance Units and Performance Shares with respect to which Performance Units and Performance Shares were not granted determined as of the close of the previous Plan Year.

(e)	Cash-Based Awards: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Cash-Based Awards not denominated in Shares may not exceed thirty million dollars ($30,000,000) or, with respect to Cash-Based Awards denominated in Shares, an amount equal to the value of two million (2,000,000) Shares, plus the amount of the Participant’s Annual Award Limit related to Cash-Based Awards denominated in Shares and Cash-Based Awards not denominated in Shares, respectively, with respect to which Cash-Based Awards were not granted determined as of the close of the previous Plan Year.

(f)	Annual Incentive Pool Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to an Annual Incentive Pool Award shall be determined in accordance with Article 12.

(g)	Other Stock-Based Awards. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted pursuant to Section 10.2 in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Other Stock-Based Awards with respect to which Other Stock- Based Awards were not granted determined as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall appropriately substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such corporate events or transactions, changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize under the Plan the issuance of Awards or the assumption of awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable, and any other applicable laws or stock exchange rules.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Associates and Directors. Third Party Service Providers are also eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

5.3 Trusts and Other Funding Vehicles. Notwithstanding any other provision herein (including without limitation Section 20.11), in lieu of making Awards directly to Associates, Directors or Third Party Service Providers under the Plan, the Committee may make Awards under the Plan through or to a trust or other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Associates of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422 of the Code and the regulations thereunder). Notwithstanding any other provision of the Plan, the Committee shall not grant Options containing, or amend Options previously granted to include, reload features providing for the automatic grant of Options with respect to the number of already owned Shares delivered by the Participant to exercise Options. Subject to the terms and provisions of the Plan, the Committee may grant Options in satisfaction of the Company’s obligation to issue stock options pursuant to stock options with reload features granted under the Prior Plans.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Date of Grant and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, an Option Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Limitations on Grant of Incentive Stock Options.

(a)	The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any Plan Year under the Plan and any other stock incentive plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be NQSOs, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(b)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the Option Price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

6.6 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market (not pursuant to any Company plan)); (c) by a combination of (a) and (b); (d) a cashless (broker-assisted) exercise in accordance with procedures approved by the Committee; or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates and/or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10 Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.11 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.12. Substituting SARs. Regardless of the terms of any Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided the substituted SARs call for settlement by the issuance of Shares, and the terms of the substituted SARs and economic benefit of such substituted SARs are at least equivalent to the terms and economic benefit of the Options being replaced.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Any SAR granted in connection with an Option may be granted at the same time as its related Option is granted or at any time prior to the exercise, expiration or cancellation of its related Option.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, a Grant Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; provided, further, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, including a requirement that a Freestanding SAR be exercised only at the same time as a related Option.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR; provided, however, that the Committee may reserve the right to determine the form of such payout at any time subsequent to the grant, at which time it will give notice to the Participant.

7.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Date of Grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Date of Grant, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

8.3 Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise determined at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

The number of Shares subject to grants of Restricted Stock and Restricted Stock Units which provide for service-based vesting more rapid than annual pro rata vesting over a three (3) year period and which, as of any date, have vested or are then currently outstanding shall never exceed a maximum of five percent (5%) of the maximum aggregate number of Shares authorized for issuance in Section 4.1(a). Any Awards of Restricted Stock or Restricted Stock Units providing for vesting upon the attainment of performance goals shall also provide for a Performance Period of at least twelve (12) months.

To the extent deemed appropriate by the Committee, if such certificates are issued at the time of grant, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, if certificates are issued at the time of grant, each such certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion.

The sale or transfer of shares of common stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions as set forth in the Capital One Financial Corporation 2004 Stock Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Capital One Financial Corporation.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to those Shares during the Period of Restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, any such dividend shall be paid in cash within a reasonable time after dividends are paid to the Company’s other stockholders. With respect to any Restricted Stock Units granted hereunder, a Participant shall have no such voting or dividend rights during the Period of Restriction, unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement.

8.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making (or otherwise give the Participant the choice of making) an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant. The Committee may, but is not obligated to, set such performance goals by reference to the Performance Measures set forth in Section 11.1.

9.3 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

9.4 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals (and any other non-performance terms) are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination of both, as the Committee determines.

10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards or to have such Awards vest or payout, as applicable, following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11. Performance Measures

11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Pool Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to goals set by reference to the following Performance Measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)	Cash flow per share;

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets or ratios;

(m)	Charge-off levels;

(n)	Revenue growth;

(o)	Deposit growth;

(p)	Margins;

(q)	Operating efficiency;

(r)	Operating expenses;

(s)	Customer or Associate satisfaction;

(t)	Economic value added;

(u)	Improvement in or attainment of expense levels;

(v)	Improvement in or attainment of working capital levels;

(w)	Debt reduction;

(x)	Capital targets; and

(y)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Any Performance Measure(s) may be used to measure the performance of the Company, a Subsidiary, and/ or an Affiliate as a whole or any business unit of the Company, a Subsidiary, and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11. The Committee also has the authority to use any other performance measures in connection with Awards under the Plan that are not intended to qualify as Performance-Based Compensation.

11.2 Evaluation of Performance. The Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they may be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.3 Committee Discretion. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1 and/or make such amendments.

Article 12. Annual Incentive Pool Awards

12.1 Establishment of Incentive Pool. The Committee may designate Associates, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) three percent (3%) of the Company’s Consolidated Operating Earnings for the Plan Year, (ii) twenty percent (20%) of the Company’s Operating Cash Flow for the Plan Year, or (iii) five percent (5%) of the Company’s Net Income for the Plan Year. At the beginning of the Plan Year, the Committee shall allocate an incentive pool percentage to each participating Associate for each Plan Year. In no event may (1) the incentive pool percentage for any one participating Associate exceed fifty percent (50%) of the total pool, (2) the sum of the incentive pool percentages for all participating Associates exceed one hundred percent (100%) of the total pool or (3) the monetary payment for any one participating Associate exceed $10 million.

12.2 Determination of Participating Associates’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each participating Associate’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each participating Associate’s Annual Incentive Pool Award then shall be determined by the Committee based on the participating Associate’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other participating Associate’s allocated portion. The Committee shall retain the discretion to adjust all such Annual Incentive Pool Awards downward and provide for such other terms as it feels necessary or appropriate (including the effect, if any, of a Change of Control, death, Disability or Retirement).

Article 13. Dividend Equivalents

In the discretion of the Committee, any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award during the period between the date the Award is granted and the date the Award is exercised, vests, pays out or expires. Such dividend equivalents may be awarded or paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion. In no event shall dividend equivalents be granted with respect to Options or SARs. In addition, dividend equivalents granted with respect to Performance Shares or Performance Units shall not be distributed during the Performance Period or to the extent any such Award is otherwise unearned.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require (including without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards and Annual Incentive Pool Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment or Share delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as Performance-Based Compensation such earnings shall be in compliance with Code Section 162(m).

Article 16. Rights of Participants

16.1 Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service as a Director or Third Party Service Provider at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any rights arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, the Plan and any Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, the Committee shall not permit or effect a repricing, which is an amendment to the terms of outstanding Awards which would reduce the Option Price or Grant Price of outstanding Options or SARs, respectively, or a cancellation, exchange, substitution, buyout or surrender of outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price that is less than the Option Price or Grant Price of the original Options or SARs, respectively, (or as further defined within US generally accepted accounting practices or any applicable stock exchange rule); and, provided, further no amendment of the Plan or an Award shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

17.3 Awards Previously Granted.

(a)	Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may terminate any Award previously granted and any Award Agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not vested or exercisable) or portion thereof pays to such Participant an amount in cash for each Share subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a Share received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar statutory amounts, over (b) the Option Price, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant’s Option or portion thereof (if necessary) and allows such Participant thirty (30) days to exercise such Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Award other than an Option outstanding under the Plan or portion thereof pays to such Participant an amount in Shares or cash or a combination thereof (as determined by the Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Committee in its sole discretion.

(b)	Notwithstanding any other provision of the Plan to the contrary, the Committee may authorize the repurchase of any Award by the Company or a third party at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion, provided, however, that, without the prior approval of the Company’s shareholders, the Committee may not permit repurchase by the Company of Options or SARs with an Option Price or Grant Price, respectively, above the Fair Market Value of the Company’s Shares at the time of such repurchase.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with the Plan or any Award.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of or in connection with an Award granted hereunder, Participants may elect, subject to the approval of the Committee, or the Committee may require the Participant, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Any and all such Participant elections to withhold shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Any and all such Committee requirements to withhold shall either be set forth in the Award Agreement or otherwise communicated to the Participant by notice subsequent to the time of grant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as determined by the Committee in its discretion), termination of the Participant’s provision of services as a Director or Third Party Service Provider to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	Failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its discretion, may determine.

(c)	Each Participant agrees to reimburse the Company with respect to any Award granted under the Plan (or any award granted under any Prior Plan) to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, as determined by the Board in its discretion.

20.2 Legend. The certificates or book entry for Shares may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Associates, Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Associates, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Associates, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Except as provided in Section 5.3 herein: (a) Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan; (b) nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person; (c) to the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be; and (d) all payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.16 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.17 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company, a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DRIVE MCLEAN, VA 22102-3491
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on April 22, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capital One Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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If you would like to reduce the costs incurred by Capital One Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CAPTL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL ONE FINANCIAL CORPORATION

1.	Election of Directors:

	(The Board recommends a vote "FOR" the election of the following director nominees)		For	Against	Abstain

	1a.	Richard D. Fairbank	☐	☐	☐

	1b.	E.R. Campbell	☐	☐	☐

	1c.	Bradford H. Warner	☐	☐	☐

	1d.	Stanley Westreich	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of selection of Ernst & Young LLP as independent auditors of the Corporation for 2009. (The Board recommends a vote "FOR" this proposal)	☐	☐	☐

3.	Approval and Adoption of Capital One's Second Amended and Restated 2004 Stock Incentive Plan. (The Board recommends a vote "FOR" this proposal)	☐	☐	☐

4.	Advisory approval of Capital One’s named executive officer compensation. (The Board recommends a vote "FOR" this proposal)	☐	☐	☐

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer indicating such officer's authority. If executed by a partnership, an authorized person must sign in the partnership's name and include his or her full title.

All as more particularly described in Capital One's Proxy Statement for the 2009 Annual Meeting of Stockholders to be held on April 23, 2009, receipt of which is hereby acknowledged.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

REVOCABLE PROXY

CAPITAL ONE FINANCIAL CORPORATION
Annual Stockholder Meeting
Thursday, April 23, 2009
10:00 a.m.

Capital One’s Headquarters
1680 Capital One Drive
McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), held of record by the undersigned on February 23, 2009, at the Annual Meeting of Stockholders to be held on April 23, 2009, and at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2), (3) AND (4), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued and to be dated and signed on reverse side)